                                                                    Exhibit 10.1

                                  $175,000,000

                                CREDIT AGREEMENT

                            dated as of May 28, 2004

                                      among

                               ANR HOLDINGS, LLC,

                          ALPHA NATURAL RESOURCES, LLC,
                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                          CITICORP NORTH AMERICA, INC.,
                            as Administrative Agent,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                              as Syndication Agent,

                                       and

                               UBS SECURITIES LLC,
                             as Documentation Agent

                         ------------------------------

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                                       and
                               UBS SECURITIES LLC,
                  as Joint Lead Arrangers and Joint Bookrunners

                         CITIGROUP GLOBAL MARKETS INC.,
                             as Joint Lead Arranger

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
                                                  ARTICLE I.

                                                 Definitions

SECTION 1.01.   Defined Terms...........................................................................     1
SECTION 1.02.   Terms Generally.........................................................................    28
SECTION 1.03.   Classification of Loans and Borrowings..................................................    29
SECTION 1.04.   Pro Forma Calculations..................................................................    29

                                                 ARTICLE II.

                                                 The Credits

SECTION 2.01.   Commitments.............................................................................    29
SECTION 2.02.   Loans...................................................................................    29
SECTION 2.03.   Borrowing Procedure.....................................................................    32
SECTION 2.04.   Repayment of Loans; Evidence of Debt....................................................    32
SECTION 2.05.   Fees....................................................................................    33
SECTION 2.06.   Interest on Loans.......................................................................    34
SECTION 2.07.   Default Interest........................................................................    35
SECTION 2.08.   Alternate Rate of Interest..............................................................    35
SECTION 2.09.   Termination and Reduction of Commitments; Return and Reduction of
                Credit-Linked Deposits..................................................................    36
SECTION 2.10.   Conversion and Continuation of Borrowings...............................................    36
SECTION 2.11.   Prepayment..............................................................................    38
SECTION 2.12.   Mandatory Prepayments...................................................................    38
SECTION 2.13.   Reserve Requirements; Change in Circumstances...........................................    39
SECTION 2.14.   Change in Legality......................................................................    41
SECTION 2.15.   Indemnity...............................................................................    42
SECTION 2.16.   Pro Rata Treatment......................................................................    42
SECTION 2.17.   Sharing of Setoffs......................................................................    42
SECTION 2.18.   Payments................................................................................    43
SECTION 2.19.   Taxes...................................................................................    43
SECTION 2.20.   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.................    45
SECTION 2.21.   Swingline Loans.........................................................................    46
SECTION 2.22.   Letters of Credit.......................................................................    48
SECTION 2.23.   Credit-Linked Deposit Account...........................................................    53

                                                 ARTICLE III.

                                        Representations and Warranties

SECTION 3.01.   Organization; Powers....................................................................    54
SECTION 3.02.   Authorization; No Conflicts.............................................................    54
SECTION 3.03.   Enforceability..........................................................................    55
SECTION 3.04.   Governmental Approvals..................................................................    55
SECTION 3.05.   Financial Statements....................................................................    55
SECTION 3.06.   No Material Adverse Change..............................................................    56
SECTION 3.07.   Title to Properties; Possession Under Leases............................................    56
SECTION 3.08.   Subsidiaries............................................................................    56
SECTION 3.09.   Litigation; Compliance with Laws........................................................    56
SECTION 3.10.   Agreements..............................................................................    57
SECTION 3.11.   Federal Reserve Regulations.............................................................    57
SECTION 3.12.   Investment Company Act; Public Utility Holding Company Act..............................    58
SECTION 3.13.   Use of Proceeds.........................................................................    58
SECTION 3.14.   Tax Returns.............................................................................    58
SECTION 3.15.   No Material Misstatements...............................................................    58
SECTION 3.16.   Employee Benefit Plans..................................................................    59
SECTION 3.17.   Environmental Law and Mining Law........................................................    59
SECTION 3.18.   Insurance...............................................................................    60
SECTION 3.19.   Security Documents......................................................................    61
SECTION 3.20.   Location of Real Property...............................................................    61
SECTION 3.21.   Labor Matters...........................................................................    62
SECTION 3.22.   Liens...................................................................................    62
SECTION 3.23.   Intellectual Property...................................................................    62
SECTION 3.24.   Solvency................................................................................    62
SECTION 3.25.   Bonding Capacity; Travelers Bonding.....................................................    63
SECTION 3.26.   Permit Blockage.........................................................................    63
SECTION 3.27.   Coal Act; Black Lung Act................................................................    63
SECTION 3.28.   Anti-Terrorism Laws.....................................................................    63

                                                 ARTICLE IV.

                                            Conditions of Lending

SECTION 4.01.   All Credit Events.......................................................................    64
SECTION 4.02.   First Credit Event......................................................................    65

                                                  ARTICLE V.

                                            Affirmative Covenants

SECTION 5.01.   Existence; Businesses and Properties....................................................    68
SECTION 5.02.   Insurance...............................................................................    68
SECTION 5.03.   Obligations and Taxes...................................................................    69
SECTION 5.04.   Financial Statements, Reports, etc......................................................    69

SECTION 5.05.   Litigation and Other Notices............................................................    70
SECTION 5.06.   Information Regarding Collateral........................................................    71
SECTION 5.07.   Maintaining Records; Access to Properties and Inspections; Environmental Assessments....    71
SECTION 5.08.   Use of Proceeds.........................................................................    72
SECTION 5.09.   Additional Collateral, etc..............................................................    72
SECTION 5.10.   Further Assurances......................................................................    74
SECTION 5.11.   Maintenance of a Rating.................................................................    75
SECTION 5.12.   Environmental and Mining Laws, Etc......................................................    75

                                                 ARTICLE VI.

                                              Negative Covenants

SECTION 6.01.   Indebtedness............................................................................    76
SECTION 6.02.   Liens...................................................................................    77
SECTION 6.03.   Sale and Lease-Back Transactions........................................................    79
SECTION 6.04.   Investments, Loans and Advances.........................................................    79
SECTION 6.05.   Mergers, Consolidations, Sales of Assets and Acquisitions...............................    80
SECTION 6.06.   Restricted Payments; Restrictive Agreements.............................................    81
SECTION 6.07.   Transactions with Affiliates............................................................    82
SECTION 6.08.   Business of Holdings, the Borrower and Subsidiaries; Limitation on Hedging Agreements...    83
SECTION 6.09.   Other Indebtedness and Agreements.......................................................    83
SECTION 6.10.   Capital Expenditures....................................................................    84
SECTION 6.11.   Interest Coverage Ratio.................................................................    84
SECTION 6.12.   Leverage Ratio..........................................................................    84
SECTION 6.13.   Fiscal Year.............................................................................    84

                                                 ARTICLE VII.

                                              Events of Default

                                                ARTICLE VIII.

                                         The Agents and the Arrangers

                                                 ARTICLE IX.

                                                Miscellaneous

SECTION 9.01.   Notices.................................................................................    90
SECTION 9.02.   Survival of Agreement...................................................................    90
SECTION 9.03.   Binding Effect..........................................................................    91
SECTION 9.04.   Successors and Assigns..................................................................    91

SECTION 9.05.   Expenses; Indemnity....................................................................     94
SECTION 9.06.   Right of Setoff........................................................................     96
SECTION 9.07.   Applicable Law.........................................................................     96
SECTION 9.08.   Waivers; Amendment.....................................................................     96
SECTION 9.09.   Interest Rate Limitation...............................................................     97
SECTION 9.10.   Entire Agreement.......................................................................     97
SECTION 9.11.   WAIVER OF JURY TRIAL...................................................................     98
SECTION 9.12.   Severability...........................................................................     98
SECTION 9.13.   Counterparts...........................................................................     98
SECTION 9.14.   Headings...............................................................................     98
SECTION 9.15.   Jurisdiction; Consent to Service of Process............................................     98
SECTION 9.16.   Confidentiality........................................................................     99
SECTION 9.17.   Delivery of Lender Addenda.............................................................    100

Exhibits and Schedules
----------------------
Exhibit  A                 Form of Administrative Questionnaire
Exhibit  B                 Form of Affiliate Subordination Agreement
Exhibit  C                 Form of Assignment and Acceptance
Exhibit  D                 Form of Borrowing Request
Exhibit  E                 Form of Guarantee and Collateral Agreement
Exhibit  F                 Form of Lender Addendum
Exhibit  G                 Form of Mortgage (Owned or Leased Real Property)
Exhibit  H                 Form of Perfection Certificate
Exhibit  I                 Form of Note
Exhibit  J                 Form of Opinion of Bartlit Beck Herman Palenchar & Scott LLP
Exhibit  K                 Form of Opinion of Vaughn R. Groves

Schedule  1.01(a)          Mortgaged Properties
Schedule  1.01(b)          Specified Equipment
Schedule  1.01(c)          Subsidiary Guarantors
Schedule  3.08             Subsidiaries
Schedule  3.17             Environmental Law and Mining Law
Schedule  3.18             Insurance
Schedule  3.19(a)          UCC Filing Offices
Schedule  3.19(c)          Mortgage Filing Offices
Schedule  3.20             Owned and Leased Real Property
Schedule  4.02(m)          Third Party Consents
Schedule  6.01             Existing Indebtedness
Schedule  6.02             Existing Liens
Schedule  6.04             Existing Investments

      CREDIT AGREEMENT dated as of May 28, 2004 (this "Agreement"), among ANR HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS from time to time party hereto, CitICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent (in such capacity, the "Syndication Agent"), UBS SECURITIES LLC, as documentation agent (in such capacity, the "Documentation Agent"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, UBS SECURITIES LLC and CitiGROUP global markets inc., as joint lead arrangers (in such capacities, collectively, the "Arrangers"), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, and UBS SECURITIES LLC, as joint bookrunners (in such capacities, collectively, the "Bookrunners").

      The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Active Operating Properties" shall mean all property covered by outstanding Permits (a) issued to any of the Loan Parties or (b) to be transferred to any of the Loan Parties in connection with a completed acquisition of assets or Equity Interests by any of the Loan Parties, but shall exclude all property covered by outstanding Permits which any of the Loan Parties are contractually bound to transfer to another person pursuant to a completed disposition of assets or Equity Interests.

      "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing or Credit-Linked Deposit for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and
(b) Statutory Reserves.

      "Administrative Agent" shall have the meaning assigned to such term in the preamble.

      "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

      "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

      "Affiliate Subordination Agreement" shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

      "Agents" shall have the meaning assigned to such term in Article VIII.

      "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

      "Agreement" shall have the meaning assigned to such term in the preamble.

      "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "AMCI" shall mean American Metals & Coal International Corp.

      "Anti-Terrorism Laws" shall mean Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by the United States Treasury Department's Office of Foreign Asset Control (each as from time to time in effect) and any similar laws relating to terrorism.

      "Applicable Margin" shall mean, for any day, for each Type of Loan, the rate per annum set forth under the relevant column heading below based upon the Leverage Ratio as of the relevant date of determination:

                                    EURODOLLAR LOANS
                                     AND SWINGLINE       ABR LOANS AND
         LEVERAGE RATIO                  LOANS          SWINGLINE LOANS
         --------------            ------------------   ----------------
Category 1                               3.00%               2.00%
Greater than 3.00 to 1.00

Category 2
Greater than 2.00 to 1.00 but            2.75%               1.75%
less than or equal to 3.00 to
1.00

Category 3                               2.50%               1.50%

Greater than 1.50 to 1.00 but
less than or equal to 2.00 to
1.00

Category 4
Less than or equal to 1.50 to
1.00                                     2.25%               1.25%

      Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on or after the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(a) and Section 5.04(d), respectively, for the period ended on December 31, 2004 covering a period of at least six full months after the Closing Date, the Leverage Ratio shall be deemed to be in Category 2 for purposes of determining the Applicable Margin. In addition, at any time during which the Borrower has failed to deliver the financial statements and certificates as and when required by Section 5.04(a) or (b) and
Section 5.04(d), respectively, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin until the date on which the Borrower shall deliver such financial statements and certificates.

      "Arrangers" shall have the meaning assigned to such term in the preamble.

      "Asset Sale" shall mean the sale, lease, sale and leaseback, assignment, conveyance, transfer, issuance or other disposition (by way of merger, casualty, condemnation or otherwise, but not including, for the avoidance of doubt, any consensual termination or buyout of any coal supply agreement involving the applicable counterparty thereto) by Holdings, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries, including Equity Interests of any person that is not a Subsidiary; provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $50,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement; provided, further, that the following shall also be deemed not to be an "Asset Sale" for purposes of this Agreement: (i) any sale, lease, assignment, conveyance, transfer, issuance or other disposition, in each case, in the ordinary course of business of (A) inventory (including without limitation coal and related products and mining equipment held for sale), (B) obsolete or worn out assets,
(C) scrap, (D) dispositions of Maxxim Equipment by Maxxim and (E) Permitted Investments; (ii) dispositions between Subsidiaries that are not Subsidiary Guarantors; (iii) operating leases or subleases or licenses or sublicenses (including with respect to contract mining agreements) in the ordinary course of business; (iv) any Excluded Sale and Lease-Back; (v) the sale and lease back (pursuant to an operating lease) of the Specified Equipment in an arms-length transaction (including with respect to price and terms) with a financial institution that is not an Affiliate of the Borrower consummated within 180 days of the Closing Date; (vi) the discount, in each case in the ordinary course of business and without recourse, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction); or (vii) the sale or transfer of assets to the extent constituting an Investment permitted under Section 6.04 (the foregoing sales or dispositions set forth in clauses (i) through (vii) of this definition, being referred to herein as "Excluded Asset Sales").

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

      "Benchmark LIBO Rate" shall have the meaning assigned to such term in
Section 2.23(b).

      "Benefit Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Black Lung Act" shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended, and the Black Lung Benefits Reform Act of 1977, as amended.

      "Blocked Person" shall have the meaning assigned to such term in Section 3.28.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "Bookrunners" shall have the meaning assigned to such term in the preamble.

      "Borrower" shall have the meaning assigned to such term in the preamble.

      "Borrowing" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

      "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

      "Breakage Event" shall have the meaning assigned to such term in Section 2.15.

      "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Expenditures" shall mean, for any period, with respect to any person, (a) the additions to property, plant and equipment and other capital expenditures of such person and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such person for such period prepared in accordance with GAAP; provided that the purchase price paid for all fixed assets that are the subject of an Excluded Sale and Lease-Back shall not be included for purposes of this definition, and (b) Capital Lease Obligations incurred by such person and its consolidated subsidiaries during such period.

      "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

      "CGMI" shall mean Citigroup Global Markets Inc.

      A "Change in Control" shall be deemed to have occurred if (a) at any time prior to a Qualified IPO, the Permitted Holders shall fail to own directly or indirectly, beneficially and of record, Equity Interests representing at least 50% of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (b) after a Qualified IPO, the Permitted Holders shall fail to own directly or indirectly, beneficially and of record, Equity Interests representing at least 35% of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) at any time prior to a Qualified IPO, any "person" or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than First Reserve and its Control Investment Affiliates shall own directly or indirectly, beneficially or of record, Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings then held, directly or indirectly, beneficially and of record, by First Reserve and its Control Investment Affiliates; (d) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who are not Continuing Directors; (e) Holdings shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in the Borrower free and clear of all Liens (other than Liens created by the Guarantee and Collateral Agreement); or (f) any change of control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary shall occur under and as defined in the Senior Note Documents.

      "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Charges" shall have the meaning assigned to such term in Section 9.09.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Swingline Commitment or Credit-Linked Deposit.

      "Closing Date" shall mean the date of the first Credit Event.

      "Closing Date Distribution" shall mean Holdings' pro rata cash distributions to the Common Sharing Ratio holders of Holdings' Equity Interests on the Closing Date in an aggregate amount not to exceed $110,000,000.

      "CNAI" shall mean Citicorp North America, Inc.

      "Coal Act" shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

      "Coal Supply Agreements" shall mean those contracts entered into by the Borrower or any of the Subsidiaries from time to time for the sale, purchase, exchange, processing or handling of coal with an initial term of more than one year.

      "Collateral" shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.

      "Collateral Agent" shall have the meaning assigned to such term in the preamble.

      "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Swingline Commitment and Credit-Linked Deposit.

      "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

      "Commitment Fee Rate" shall mean a rate per annum equal to 0.50%; provided that at any time after the Borrower shall have delivered the financial statements and certificates required by Section 5.04(a) and Section 5.04(d), respectively, for the period ended on December 31, 2004 and so long as no Default shall have occurred and be continuing at such time, such per annum rate shall equal the following: (a) 0.50%, if the average daily unused amount of the average Revolving Credit Commitment during the preceding quarter (or other applicable period) shall be equal to 66 2/3% or more of such average Revolving Credit Commitment, (b) 0.375%, if the average daily unused amount of the average Revolving Credit Commitment during the preceding quarter (or other applicable period) shall be greater than 33 1/3% but less than 66 2/3% of such average Revolving Credit Commitment and (c) 0.25%, if the average daily unused amount of the average Revolving Credit Commitment during the preceding quarter (or other applicable period) shall be 33 1/3% or less of such average Revolving Credit Commitment.

      "Commitment Letter" shall mean the Commitment Letter dated as of April 23, 2004, among the Borrower, CSFB, UBS, UBSS, CNAI and CGMI.

      "Common Sharing Ratio" shall mean the percentage interest of Holdings' members in distributions, voting rights and other incidents of ownership of Holdings allocated to the Common Sharing Ratios in the Holdings Limited Liability Company Agreement.

      "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated May 2004.

      "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) provision for taxes based on income, profits or capital (including state, franchise and similar taxes) for such period, (iii) all amounts attributable to depreciation, depletion and amortization for such period, including amortization of debt discount and debt issuance costs, (iv) any non-recurring transaction fees, expenses or charges relating to any offering (including a Qualified IPO), Investment or incurrence of Indebtedness, in each case, permitted under this Agreement, including the Transactions and (v) any other non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (v) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period
(x) on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) above in a previous period and (y) on account of taxes added to Consolidated Net Income pursuant to clause (a)(ii) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any Acquired Entity or Acquired Assets acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). Notwithstanding anything to the contrary contained herein, Consolidated EBITDA calculated pursuant to this definition shall be deemed to be $19,000,000 and $16,800,000 for the fiscal quarters ended December 31, 2003 and March 31, 2004, respectively.

      "Consolidated Interest Expense" shall mean, for any period, the cash interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations and all commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing) of the Borrower and the Subsidiaries for such period, net of interest income, in each case determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

      "Consolidated Net Income" shall mean, for any period, the net income or loss before cumulative effect of change of accounting of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person (other than a Subsidiary) in which any other person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period, and (d) any extraordinary gains or losses.

      "Continuing Directors" shall mean, at any time, any member of the board of directors of Holdings who (a) was a member of such board of directors on the Closing Date, (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or
(c) was nominated for election or elected to such board of directors in accordance with the Holdings Member Agreement.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Control Investment Affiliates" shall mean, with respect to any person, any other person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such person and (b) is organized by such person primarily for the purpose of making equity or debt investments in one or more companies.

      "Credit Event" shall have the meaning assigned to such term in Section
4.01.

      "Credit-Linked Deposit" shall mean, with respect to each Lender, the cash deposit, if any, made by such Lender pursuant to Section 2.22(d), as the same may be (a) reduced from time to time pursuant to Section 2.02(f) or 2.09(b) and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

      "Credit-Linked Deposit Account" shall mean, collectively, one or more operating and/or investment accounts of, and established by, the Administrative Agent under its sole and exclusive control and maintained at the office of the Administrative Agent, in any such case that shall be used for the purposes set forth in Article II.

      "CSFB" shall mean Credit Suisse First Boston, acting through its Cayman Islands Branch.

      "Default" shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

      "Documentation Agent" shall have the meaning assigned to such term in the preamble.

      "dollars" or "$" shall mean lawful money of the United States of America.

      "Domestic Subsidiaries" shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "Environmental and Mining Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law or Mining Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials,
(e) the reclamation of any current or former mines or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Environmental Laws" shall mean all applicable current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to (a) protection of the environment, natural resources, human health and safety, (b) the presence, Release of, or exposure to, Hazardous Materials or (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. Environmental Laws shall include: the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Insecticide, Fungicide and Rodenticide Act; and the Endangered Species Act, each as from time to time in effect, and any comparable state and local laws or regulations.

      "Environmental Permits" shall mean all any and all Permits required under any applicable Environmental Law.

      "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

      "Equity Issuance" shall mean any issuance or sale by Holdings or the Borrower of any Equity Interests of Holdings or the Borrower, as applicable, for cash or the receipt by Holdings or the Borrower of any cash capital contribution, as applicable, except in each case for (a) in the case of the Borrower, any issuance or sale to, or any receipt of any capital contribution from, Holdings, (b) any issuance of directors' qualifying shares and (c) sales or issuances of Equity

Interests of Holdings to management or employees of Holdings, the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan or similar plan or agreement in existence from time to time in the ordinary course of business.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any underfunded Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Tax Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in any material liability of the Borrower or any Subsidiary.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" shall have the meaning assigned to such term in Article VII.

      "Excess Credit-Linked Deposits" shall mean, at any time, the excess, if any, of the Total Credit-Linked Deposit over the aggregate Funded L/C Exposure at such time.

      "Excluded Asset Sales" shall have the meaning assigned to such term in the definition of "Asset Sale".

      "Excluded Foreign Subsidiaries" shall mean, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

      "Excluded Sale and Lease-Back" shall mean any sale of fixed assets by Holdings, the Borrower or any of the Subsidiaries in an arms-length transaction to a financial institution for the purpose of contemporaneously leasing such fixed assets back to Holdings, the Borrower or any of the Subsidiaries; provided that (A) such fixed assets shall not be owned by Holdings, the Borrower or any of the Subsidiaries as of the Closing Date; (B) such sale shall be consummated within 180 days of the date of the acquisition of the relevant fixed assets; and
(C) the obligations of Holdings, the Borrower or such Subsidiary, as the case may be, incurred in connection with such transaction shall be classified as a Capital Lease Obligation for all purposes herein.

      "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, or, for purposes of
Section 2.19 only, by or on account of any obligation of the Administrative Agent pursuant to Section 2.23(b), (a) income (including, without limitation, branch profits taxes and alternative minimum taxes) or franchise taxes imposed on (or measured by) its net income by the United States of America, or as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a) or (b).

      "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as from time to time in effect.

      "Existing Credit Facility" shall mean the $120,000,000 credit facility of the Borrower under the credit agreement dated as of December 19, 2003, as amended March 15, 2004, among the Borrower, PNC Bank, National Association, as a lender and as agent for all lenders, and the other lenders party thereto.

      "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" shall mean the Fee Letter dated as of April 23, 2004, among the Borrower, CSFB, UBS, UBSS, CNAI and CGMI.

      "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

      "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, vice-president finance, treasurer or controller of such person.

      "First Reserve" shall mean First Reserve Fund IX, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

      "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "Funded Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(d).

      "Funded L/C Commitment" shall mean the commitment of the Issuing Bank to issue Funded Letters of Credit pursuant to Section 2.22.

      "Funded L/C Disbursements" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Funded Letter of Credit.

      "Funded L/C Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Funded Letters of Credit at such time and (b) the aggregate amount of all Funded L/C Disbursements that have not yet been reimbursed at such time (or deemed to have not yet been reimbursed at such time pursuant to Section 2.22(e)). The Funded L/C Exposure of any Funded L/C Lender at any time shall equal its Pro Rata Percentage of the aggregate Funded L/C Exposure at such time.

      "Funded L/C Fee Payment Date" shall have the meaning assigned to such term in Section 2.05(d).

      "Funded L/C Lender" shall mean a Lender with a Credit-Linked Deposit.

      "Funded L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(d).

      "Funded Letter of Credit" shall mean, at any time, any Letter of Credit that has been designated by the Borrower (or deemed designated) as a Funded Letter of Credit in accordance with the provisions of Section 2.22.

      "Funded Letter of Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date on which all of the Credit-Linked Deposits are returned to the Funded L/C Lenders.

      "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

      "Governmental Authority" shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Granting Lender" shall have the meaning assigned to such term in Section 9.04(i).

      "Guarantee" of or by any person (the "guarantor") shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee by any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument evidencing such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith without taking into consideration the probability of any event or circumstances giving rise to such liability.

      "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement in the form of Exhibit E, to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor.

      "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

      "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue, flue desulfurization material, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to, or that could give rise to liability under, any Environmental Law.

      "Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any Subsidiary shall be a Hedging Agreement.

      "Holdings" shall have the meaning assigned to such term in the preamble.

      "Holdings Limited Liability Company Agreement" shall mean the Limited Liability Company Agreement of Holdings, as amended and restated as of May 11, 2004, and as further amended from time to time in accordance with the provisions of the Loan Documents.

      "Holdings Member Agreement" shall mean the Member Agreement of Holdings dated as of March 11, 2003, as amended from time to time in accordance with the provisions of the Loan Documents.

      "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (other than current trade accounts payable and accrued expenses incurred in the ordinary course of business), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests in such person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations or Synthetic Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

      "Indemnified Taxes" shall mean Taxes other than Excluded Taxes and Other Taxes.

      "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

      "Information" shall have the meaning assigned to such term in Section
9.16.

      "Intellectual Property Collateral" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Intellectual Property Security Agreement" shall mean all Intellectual Property Security Agreements to be executed and delivered by the Loan Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement.

      "Interest Coverage Ratio" shall mean, on any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period (or, in the case of any such date that is less than one year after June 30, 2004, annualized Consolidated Interest Expense for the period commencing July 1, 2004 and ending on such date, determined by multiplying Consolidated Interest Expense for such period by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period).

      "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

      "Interest Period" shall mean, (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one two, three or six months thereafter, as the Borrower may elect and (b) with respect to the Credit-Linked Deposits, (x) during the period prior to June 30, 2004, the period commencing on the date the Credit-Linked Deposits are initially funded and ending on June 30, 2004 and (y) at any time after June 30, 2004, each period commencing on June 30, 2004 or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, however, that (i) a single Interest Period shall at all times apply to all Credit-Linked Deposits, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such

Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Investments" shall have the meaning assigned to such term in Section
6.04.

      "Issuing Bank" shall mean, as the context may require, (a) CNAI, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "Issuing Bank Fees" shall mean Revolving Issuing Bank Fees and Funded Issuing Bank Fees.

      "L/C Commitment" shall mean a Revolving L/C Commitment or a Funded L/C Commitment.

      "L/C Disbursement" shall mean a Revolving L/C Disbursement or a Funded L/C Disbursement.

      "L/C Exposure" shall mean, at any time, the Revolving L/C Exposure and the Funded L/C Exposure at such time.

      "L/C Participation Fees" shall mean the Funded L/C Participation Fees and the Revolving L/C Participation Fees.

      "Lender Addendum" shall mean, with respect to any initial Lender, a Lender Addendum in the form of Exhibit F, or such other form as may be supplied by the Administrative Agent, to be executed and delivered by such Lender on the Closing Date.

      "Lenders" shall mean (a) the persons that deliver a Lender Addendum (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" shall include the Swingline Lender.

      "Letter of Credit" shall mean a Revolving Letter of Credit or a Funded Letter of Credit.

      "Leverage Ratio" shall mean, on any date of determination, the ratio of
(a) Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

      "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing or Credit-Linked Deposit for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loan Documents" shall mean this Agreement and the Security Documents.

      "Loan Parties" shall mean Holdings, the Borrower and each Subsidiary that is or becomes a party to a Loan Document.

      "Loans" shall mean the Revolving Loans and the Swingline Loans.

      "Management Incentive Program" shall mean the Loan Parties' informal incentive program in which certain of their key managers and employees from time to time receive equity interests in Holdings or Alpha Coal Management, LLC.

      "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

      "Material Adverse Effect" shall mean a material adverse condition or material adverse change in or materially affecting (a) the business, assets, liabilities or condition (financial or otherwise) of Holdings, the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Arrangers, the Administrative Agent, the Collateral Agent or the Secured Parties thereunder.

      "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower for such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Material Leases" shall mean any lease transaction the Indebtedness under which constitutes Material Indebtedness.

      "Maturity Date" shall mean May 28, 2009.

      "Maximum Rate" shall have the meaning assigned to such term in Section
9.09.

      "Maxxim" shall mean Maxxim Rebuild Co., LLC, a Delaware limited liability company and wholly owned subsidiary of the Borrower.

      "Maxxim Equipment" shall mean mining and related equipment acquired from persons who are not Affiliates of the Borrower that is sold by Maxxim in the ordinary course of its business.

      "Mining Laws" shall mean all applicable current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to mining operations and activities. Mining Laws shall include: the Federal Coal Leasing Amendments Act; the Surface Mining Control and Reclamation Act; all other land reclamation and use statutes and regulations; the Federal Coal Mine Health and Safety Act; the Black Lung Act; and the Coal Act, each as from time to time in effect, and any comparable state and local laws or regulations.

      "Mining Permits" shall mean all any and all Permits required under any applicable Mining Law.

      "Mining Title" shall mean fee simple title to surface and/or coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or coal together with no less than those real properties, easements, licenses, privileges, rights and appurtenances as are necessary to mine, remove, process and transport coal in the manner presently operated.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgaged Properties" shall mean, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and specified on
Schedule 1.01(a), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.09 or 5.10.

      "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents granting a Lien on any Mortgaged Property to secure the Obligations, each in the form of Exhibit G with such changes as are reasonably satisfactory to the Collateral Agent.

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions or any plan with respect to which the Borrower or any ERISA Affiliate may have any liability under the Coal Act.

      "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale or Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable and customary broker's fees or commissions, legal fees, accountants' fees, transfer and similar taxes incurred by Holdings, the Borrower and the Subsidiaries in connection therewith and the Borrower's good faith estimate of income taxes paid or payable in connection with such Asset Sale or Recovery Event, after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts remitted in an escrow or provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by Holdings, the Borrower and the Subsidiaries in connection therewith.

      "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee and Collateral Agreement and the other Security Documents.

      "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Perfection Certificate" shall mean the Pre-Closing UCC Diligence Certificate substantially in the form of Exhibit H or any other form approved by the Collateral Agent.

      "Permits" shall mean any and all franchises, licenses, permits, consents, certificates, concessions, approvals, variances, registrations, notifications, exemptions and authorizations of any Governmental Authority necessary for the conduct of the business of the Borrower and the Subsidiaries.

      "Permitted Acquisition" shall mean the acquisition by the Borrower or any Subsidiary of all or substantially all the assets of a person or line of business of such person (referred to herein as the "Acquired Assets"), or all of the Equity Interests (other than directors' qualifying shares) of a person (referred to herein as the "Acquired Entity"); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings, the Borrower or any Subsidiary; and (ii) the Acquired Entity or the Acquired Assets, as applicable, shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recently concluded calendar year; (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11 and 6.12 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Indebtedness in connection therewith) had occurred as of the first day of such period; (C) after giving effect to such acquisition, there must be at least $20,000,000 of unused and available Revolving Credit Commitments; and (D) the aggregate of the consideration paid in connection with such acquisition and any related acquisitions pursuant to this definition (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary in connection with such acquisition) shall not exceed in any fiscal year the greater of (x) $40,000,000 and (y) 10% of Total Assets as of such acquisition and any related acquisitions; (iv) Holdings, the Borrower and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (v) the Borrower shall comply, and shall cause the Acquired Entity, if any, to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents.

      "Permitted Asset Swap" shall mean any transfer of properties or assets by the Borrower or any of the Subsidiaries in which all or a portion of the consideration received by the transferor consists of properties or assets (other than cash) useful in the business of the Borrower or the Subsidiaries or the assumption by the transferee of Indebtedness related to the properties or assets so transferred; provided that the aggregate fair market value of all property or assets transferred by the Borrower or any of the Subsidiaries pursuant to this definition in any fiscal year shall not exceed $3,000,000.

      "Permitted Holders" shall mean First Reserve, AMCI and their respective Control Investment Affiliates.

      "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

            (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

            (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

      "Permitted Refinancing Indebtedness" shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew, replace or irrevocably defease (any such defeasance to be in a manner that is satisfactory to the Arrangers) existing Indebtedness ("Refinanced Indebtedness"); provided that (a) the principal amount of such refinancing, refunding, extending, renewing, replacing or defeasing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal, replacement or defeasance, (b) such refinancing, refunding, extending, renewing, replacing or defeasing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing, replacing or defeasing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing, replacing or defeasing are the only obligors on such refinancing, refunding extending, renewing, replacing or defeasing Indebtedness and (e) such refinancing, refunding, extending, renewing, replacing or defeasing Indebtedness contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of the Borrower to be no less favorable to the Borrower or the applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness.

      "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

      "Pledged Collateral" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Prime Rate" shall mean the rate of interest per annum announced from time to time by CNAI as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

      "Pro Forma EBITDA" shall have the meaning assigned to such term in Section 4.02(k).

      "Pro Rata Percentage" of (a) any Revolving Credit Lender, at any time, shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment and (b) any Funded L/C Lender, at any time, shall mean the percentage of the Total Credit-Linked Deposit represented by such Lender's Credit-Linked Deposit. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect prior thereto. In the event the Credit-Linked Deposits shall have been applied in full to reimburse Funded L/C Disbursements, the Pro Rata Percentage of any Funded L/C Lender shall be determined on the basis of the Credit-Linked Deposits most recently in effect prior thereto.

      "Qualified IPO" shall mean an underwritten initial public offering of Equity Interests of (and by) Holdings (or any direct or indirect parent company of Holdings which shall own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests of Holdings free and clear of all Liens) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, which initial public offering results in gross cash proceeds to Holdings of $25,000,000 or more.

      "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any loss of title to or taking under power of eminent domain or by condemnation or similar proceeding by any Governmental Authority of or relating to any property or asset of Holdings, the Borrower or any Subsidiary; provided, however, that no such event shall constitute a Recovery Event if such proceeds or other compensation received in respect thereof is less than $1,000,000 in the aggregate with respect to such event.

      "Register" shall have the meaning assigned to such term in Section
9.04(d).

      "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

      "Release" shall mean any release, spill, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

      "Repayment Date" shall have the meaning given such term in Section 2.11.

      "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), Revolving L/C Exposure, Funded L/C Exposure, Swingline Exposure, unused Revolving Credit Commitments and Excess Credit-Linked Deposits representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure, Funded L/C Exposure, Swingline Exposure, unused Revolving Credit Commitments and Excess Credit-Linked Deposits at such time.

      "Required Prepayment Percentage" shall mean (a) in the case of any Asset Sale or Recovery Event, 100%; (b) in the case of any Equity Issuance, 50% or, if on the date of the applicable prepayment, the Leverage Ratio is (i) less than or equal to 2.00 to 1.00, but greater than 1.00 to 1.00, 25%, or (ii) less than or equal to 1.00 to 1.00, 0%; and (c) in the case of any issuance or other incurrence of Indebtedness, 100%.

      "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

      "Restricted Indebtedness" shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

      "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

      "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

      "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans (and to acquire participations in Revolving Letters of Credit and Swingline Loans) hereunder as set forth on the Lender Addendum delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

      "Revolving Credit Exposure" shall mean, with respect to any Lender, at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's Revolving L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

      "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

      "Revolving Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

      "Revolving L/C Commitment" shall mean the commitment of the Issuing Bank to issue Revolving Letters of Credit pursuant to Section 2.22.

      "Revolving L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Revolving Letter of Credit.

      "Revolving L/C Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Revolving Letters of Credit at such time and (b) the aggregate amount of all Revolving L/C Disbursements that have not been reimbursed at such time. The Revolving L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Revolving L/C Exposure at such time.

      "Revolving L/C Fee Payment Date" shall have the meaning assigned to such term in Section 2.05(c).

      "Revolving L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

      "Revolving Letter of Credit" shall mean any Letter of Credit issued pursuant to Section 2.22.

      "Revolving Loans" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.01.

      "S&P" shall mean Standard & Poor's Ratings Group, Inc.

      "Secured Parties" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

      "Security Documents" shall mean the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements and each of the other security agreements, pledges, mortgages, consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09 or 5.10.

      "Senior Note Documents" shall mean the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

      "Senior Notes" shall mean the Borrower's 10% Senior Notes due 2012, in an aggregate principal amount of $175,000,000, including any notes issued by the Borrower in full exchange for, and as contemplated by, the Senior Notes with substantially identical terms as the Senior Notes.

      "SPC" shall have the meaning assigned to such term in Section 9.04(i).

      "Specified Equipment" shall mean the equipment acquired by the Borrower and the Subsidiaries during the period from January 1, 2004 to the Closing Date and set forth on Schedule 1.01(b).

      "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subordinated Note" shall mean that certain 14% Senior Subordinated Note due March 11, 2009 issued by the Borrower pursuant to the note purchase agreement dated as of March 11, 2003, between the Borrower and El Paso CGP Company.

      "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" shall mean any subsidiary of the Borrower.

      "Subsidiary Guarantor" shall mean, initially, each Subsidiary specified on
Schedule 1.01(c) and, at any time thereafter, shall include each other Subsidiary that is not an Excluded Foreign Subsidiary.

      "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.21, as the same may be reduced from time to time pursuant to Section 2.09 .

      "Swingline Exposure" shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

      "Swingline Lender" shall mean CNAI, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.21.

      "Syndication Agent" shall have the meaning assigned to such term in the preamble.

      "Synthetic Lease Obligations" shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).

      "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

      "Tax Amount" shall mean, for any period, (i) the aggregate amount of tax distributions required to be made during such period by Holdings to its members in accordance with the tax distribution provisions of the Holdings Limited Liability Company Agreement that is in effect on the Closing Date (as such provisions may thereafter be amended or supplemented so long as such amendments or supplements are not materially adverse to the Lenders), assuming the highest marginal federal, state and local tax rate for individuals in effect for the year and assuming residency in New York City, New York, provided that such distributions shall be solely for the purpose of enabling such members to pay their income tax liability on their respective shares of cumulative taxable income attributable to the Borrower and its Subsidiaries; and (ii) the amount of tax required to be paid by Holdings directly to taxing authorities in respect of taxable income attributable to the Borrower and its Subsidiaries and amounts paid in respect of franchise, capital and other non-income taxes required to be paid by Holdings.

      "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

      "Total Assets" shall mean, as of any date of determination, the total assets as set forth on the most recent consolidated balance sheet of the Borrower and the Subsidiaries delivered pursuant to Section 5.04, prepared on a consolidated basis in accordance with GAAP.

      "Total Credit-Linked Deposit" shall mean, at any time, the sum of all Credit-Linked Deposits at such time, as the same may be reduced from time to time pursuant to Section 2.02(f) or 2.09(b). The initial amount of the Total Credit-Linked Deposit is $50,000,000.

      "Total Debt" shall mean, at any time, the aggregate amount of Indebtedness of the Borrower and the Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP.

      "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $125,000,000.

      "Transactions" shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents and the Senior Note Documents to which they are a party, (b) the borrowings hereunder, the funding of the Credit-Linked Deposits hereunder, the issuance of the Senior Notes, the issuance of Letters of Credit and the use of proceeds of each of the foregoing,
(c) the granting of Liens pursuant to the Security Documents, (d) the use of the proceeds from the offering of the Senior Notes and Borrowings hereunder to repay in full and terminate the Existing Credit Facility and the Subordinated Note and to pay the Closing Date Distribution and (e) any other transactions related to or entered into in connection with any of the foregoing.

      "Travelers" shall mean Travelers Casualty and Surety Company of America and its Affiliates.

      "Travelers Documents" shall mean (i) the Second Amended and Restated Bonding Agreement, dated May 28, 2004, between Travelers and the Loan Parties and (ii) the General Contract of Indemnity dated May 28, 2004 between Travelers and the Loan Parties, in the case of each of clause (i) and (ii), as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

      "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

      "UBS" shall mean UBS Loan Finance LLC.

      "UBSS" shall mean UBS Securities LLC.

      "UCC" shall mean the Uniform Commercial Code.

      "Uniform Customs" shall have the meaning assigned to such term in Section 9.07.

      "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests (other than directors' qualifying shares) are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person; a "wholly owned Subsidiary" shall mean any wholly owned subsidiary of the Borrower.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including", and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

      SECTION 1.04. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement (a) shall include those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, (b) for any period ended prior to the date of a Permitted Acquisition or other Investment permitted hereunder or any Asset Sale or other disposition of assets, and any related financings, may include additional adjustments related thereto,
(c) shall be based on reasonably detailed written assumptions, which, if such assumptions are related to any adjustment described in clause (b) above, shall be reasonably acceptable to the Administrative Agent and (d) shall be certified to by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions.

                                  ARTICLE II.

                                  The Credits

      SECTION 2.01. Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, (a) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Credit Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Credit Lender's Revolving Credit Exposure exceeding such Revolving Credit Lender's Revolving Credit Commitment and (b) each Funded L/C Lender agrees, severally and not jointly, to fund its Credit-Linked Deposit with the Administrative Agent on the Closing Date in accordance with Sections 2.22(d) and 2.23. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Once funded on the Closing Date, the funding obligation of each Funded L/C Lender shall be satisfied in full with respect to the Credit-Linked Deposits and there shall be no funding obligation with respect to the Credit-Linked Deposits at any time thereafter.

      SECTION 2.02. Loans(a) . (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.21 relating to Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 with respect to any Eurodollar Borrowing, (ii) an integral multiple of $100,000 and not less than $500,000 with respect to any ABR Borrowing or (iii) equal to the remaining available balance of the Revolving Credit Commitments.

      (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      (c) Except with respect to Loans made pursuant to Section 2.02(f) and subject to Section 2.21 relating to Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

      (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) with respect to a Revolving Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the Revolving L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such Revolving L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such Revolving L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the Revolving L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such Revolving L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

      If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) with respect to a Funded Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the Funded L/C Disbursement and the Administrative Agent will promptly notify each Funded L/C Lender of such Funded L/C Disbursement and its Pro Rata Percentage thereof, and the Administrative Agent shall promptly pay to the Issuing Bank each Funded L/C Lender's Pro Rata Percentage of such Funded L/C Disbursement from such Funded L/C Lender's Credit-Linked Deposit. Promptly following receipt by the Administrative Agent of any payment by the Borrower in respect of any Funded L/C Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Credit-Linked Deposits, to the Credit-Linked Deposit Account to be added to the Credit-Linked

Deposits of the Funded L/C Lenders in accordance with their Pro Rata Percentages. The Borrower acknowledges that each payment made pursuant to this paragraph in respect of any Funded L/C Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment made from the Credit-Linked Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Funded L/C Disbursement shall not constitute a Loan and shall not release the Borrower of its obligation to reimburse such Funded L/C Disbursement.

      SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent by telephone (promptly confirmed by fax) or shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request
(a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m. (noon), New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 p.m. (noon), New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given in accordance with this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

      SECTION 2.04. Repayment of Loans; Evidence of Debt(a) . (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to the Borrower on the Maturity Date. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of the sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

      (d)   The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in the form of Exhibit I or any other form reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

      SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Commitment Fee Rate on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees with respect to Revolving Credit Commitments, no portion of the Revolving Credit Commitments shall be deemed utilized under
Section 2.21 as a result of outstanding Swingline Loans.

      (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Borrower (or any Affiliate) and the Administrative Agent, including pursuant to the Fee Letter (the "Administrative Agent Fees").

      (c) Subject to the provisions of Section 2.07, the Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein (each, a "Revolving L/C Fee Payment Date") a fee (a "Revolving L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed Revolving L/C Disbursements which are earning interim interest pursuant to Section 2.22(h)) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Revolving Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each outstanding Revolving Letter of Credit issued for the account of (or at the request of) the Borrower a fronting fee, which shall accrue at the rate of 0.25% per annum or such other rate as shall be separately agreed upon between the Borrower and the Issuing Bank, on the drawable amount of such Revolving Letter of Credit, payable quarterly in arrears on each Revolving L/C Fee Payment Date after the issuance date of such Revolving Letter of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Revolving Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (ii), collectively, the "Revolving Issuing Bank Fees"). All Revolving L/C Participation Fees and Revolving Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

      (d) Subject to the provisions of Section 2.07, the Borrower agrees to pay (i) to each Funded L/C Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Credit-Linked Deposits are returned to the Funded L/C Lenders (each, a "Funded L/C Fee Payment Date") a fee (a "Funded L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily amount of the Total Credit-Linked Deposit (excluding the portion thereof attributable to unreimbursed Funded L/C Disbursements which are earning interim interest pursuant to Section 2.22(h)) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the entire amount of such Lender's Credit-Linked Deposit is returned to
it) at a rate per annum equal to 2.75% (ii) to each Funded L/C Lender, through the Administrative Agent, the fees referred to in the last sentence of Section 2.23(b) and (iii) to the Issuing Bank with respect to each outstanding Funded Letter of Credit issued for the account of (or at the request of) the Borrower a fronting fee, which shall accrue at the rate of 0.20% per annum or such other rate as shall be separately agreed upon between the Borrower and the Issuing Bank, on the drawable amount of such Funded Letter of Credit, payable quarterly in arrears on each Funded L/C Fee Payment Date after the issuance date of such Funded Letter of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Funded Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the "Funded Issuing Bank Fees"). All Funded L/C Participation Fees and Funded Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

      (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

      (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

      (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or Funded L/C Disbursement or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal of any Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, (b) in the case of overdue unreimbursed amounts with respect to any Funded L/C Disbursements, at the rate otherwise applicable to such Funded L/C Disbursement pursuant to
Section 2.22(h) plus 2.00% per annum and (c) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

      SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Borrowing or the Credit-Linked Deposit (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for such Interest Period or (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing or such Credit-Linked Deposit, as applicable, for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing, (ii) any Interest Period election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (iii) the Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

      SECTION 2.09. Termination and Reduction of Commitments; Return and Reduction of Credit-Linked Deposits. (a) Unless previously terminated in accordance with the terms hereof, the Revolving Credit Commitments, the Swingline Commitment and the Revolving L/C Commitment shall automatically terminate on the Maturity Date. If any Funded Letter of Credit remains outstanding on the Maturity Date, the Borrower shall deposit with the Administrative Agent an amount in cash equal to 100% of the aggregate undrawn amount of such Funded Letter of Credit (after giving effect to any amounts of cash collateral previously provided with respect thereto) to secure the full obligations with respect to any drawings that may occur thereunder. Subject only to the Borrower's compliance with its obligations under the immediately preceding sentence, any amount of the Credit-Linked Deposits held in the Credit-Linked Deposit Account will be returned to the Funded L/C Lenders on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on June 15, 2004, if the initial Credit Event shall not have occurred by such time.

      (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments or the Swingline Commitment shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect. Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently reduce, or from time to time in part permanently reduce, the Total Credit-Linked Deposit; provided, however, that (i) each partial reduction of the Total Credit-Linked Deposit shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (ii) the Total Credit-Linked Deposit shall not be reduced to an amount that would result in the aggregate Funded L/C Exposure exceeding the Total Credit-Linked Deposit (as so reduced). In the event the Credit-Linked Deposits shall be reduced as provided in the immediately preceding sentence, the Administrative Agent shall return all amounts in the Credit-Linked Deposit Account in excess of the reduced Total Credit-Linked Deposit to the Funded L/C Lenders ratably in accordance with their Pro Rata Percentages of the Total Credit-Linked Deposit (as determined immediately prior to such reduction).

      (c) Each reduction in the Revolving Credit Commitments or Swingline Commitment, or reduction of the Total Credit-Linked Deposit, hereunder shall be made ratably among the Revolving Credit Lenders or the Funded L/C Lenders, as the case may be, in accordance with their Pro Rata Percentages. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction. Each return of Credit-Linked Deposits hereunder shall be accompanied by the accrued interest and fees on the amount of the Credit-Linked Deposit paid to but excluding the date of such return.

      SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 p.m.

(noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing of the Borrower into an ABR Borrowing, (b) not later than 12:00 p.m. (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of the Borrower into a Eurodollar Borrowing or to continue any Eurodollar Borrowing of the Borrower as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 p.m. (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing of the Borrower to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

            (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

            (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

            (vii) after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into an ABR Borrowing.

      SECTION 2.11. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to Section 2.15, but otherwise without premium or penalty, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 p.m. (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

      (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.11 shall be subject to Section 2.15, but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

      SECTION 2.12. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all its outstanding Swingline Loans and replace all its outstanding Revolving Letters of Credit and/or deposit an amount equal to the Revolving L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties pursuant to Section 2.22(j). If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or cash collateralize Revolving Letters of Credit pursuant to Section 2.22(j) in an amount sufficient to eliminate such excess. If at any time the Funded L/C Exposure shall exceed the Total Credit-Linked Deposit, the Borrower shall cash collateralize Funded Letters of Credit pursuant to Section 2.22(j) in an amount sufficient to eliminate such excess.

      (b) Not later than the fifth Business Day following the completion of any Asset Sale or the occurrence of any Recovery Event, the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans and/or cash collateralize Letters of Credit in accordance with Section 2.12(e).

      (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the occurrence of such Equity Issuance, apply the Required Prepayment

Percentage of the Net Cash Proceeds therefrom to prepay outstanding Loans and/or cash collateralize Letters of Credit in accordance with Section 2.12(e).

      (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans and/or cash collateralize Letters of Credit in accordance with Section 2.12(e).

      (e) Mandatory prepayments under paragraphs (b), (c) and (d) of this Section shall be applied first, to cash collateralize outstanding Funded Letters of Credit (up to an aggregate amount equal to the aggregate undrawn face amount of all outstanding Funded Letters of Credit) pursuant to Section 2.22(j), second, to prepay outstanding Loans, and third, to cash collateralize outstanding Revolving Letters of Credit (up to an aggregate amount equal to the aggregate undrawn face amount of all outstanding Revolving Letters of Credit) pursuant to Section 2.22(j); provided that, at any time during the occurrence and continuance of a Default or an Event of Default, mandatory prepayments under this Section shall be applied to cash collateralize outstanding Funded Letters of Credit (up to an aggregate amount equal to the aggregate undrawn face amount of all outstanding Funded Letters of Credit) pursuant to Section 2.22(j), on the one hand, and to initially prepay outstanding Loans and thereafter cash collateralize outstanding Revolving Letters of Credit (up to an aggregate amount equal to the aggregate undrawn face amount of all Revolving Letters of Credit) pursuant to Section 2.22(j), on the other hand, ratably based on the amount that the outstanding Funded Letters of Credit, on the one hand, and the outstanding Loans and Revolving Letters of Credit, on the other hand, in each case at the time of such prepayment, represent of the total amount of all outstanding Loans and Letters of Credit at such time. Notwithstanding anything herein to the contrary, mandatory prepayments of outstanding Loans pursuant to this Section shall not be deemed in and of themselves to result in any permanent reduction of any Commitments.

      (f) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount and date of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the required application of such prepayment amount, the principal amount of each Loan (or portion thereof) to be prepaid and the amount of any Letters of Credit to be cash collateralized. All prepayments of Borrowings pursuant to this Section 2.12 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.

      SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the Administrative Agent or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or

            (ii) impose on any Lender, the Administrative Agent or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or any Credit-Linked Deposit, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender, the Administrative Agent or the Issuing Bank of issuing or maintaining any Letter of Credit or any Credit-Linked Deposit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender, the Administrative Agent or the Issuing Bank to be material, then the Borrower will pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender, the Administrative Agent or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's, the Administrative Agent's or the Issuing Bank's capital or on the capital of such Lender's, the Administrative Agent's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or Credit-Linked Deposits funded by, or participations in Letters of Credit purchased by, such Lender or the Letters of Credit issued by the Issuing Bank to a level below that which such Lender, the Administrative Agent or the Issuing Bank or such Lender's, the Administrative Agent's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's, the Administrative Agent's or the Issuing Bank's policies and the policies of such Lender's, the Administrative Agent's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender, the Administrative Agent or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or the Issuing Bank or such Lender's, the Administrative Agent's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender, the Administrative Agent or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Administrative Agent or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Administrative Agent or the Issuing Bank, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Lender, the Administrative Agent or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's, the Administrative Agent's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Administrative Agent or the Issuing Bank under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 270 days prior to such request if such Lender, the Administrative Agent or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 270-day period. The protection of this Section shall be available to each Lender, the Administrative Agent and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

      SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. Any such conversion of a Eurodollar Loan under (i) above shall be subject to Section 2.15.

      (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder, (iv) the default by the Borrower in making any reduction of any Credit-Linked Deposits after notice thereof shall have been given by the Borrower hereunder or (v) the reduction of any Credit-Linked Deposits on a day which is not the last day of the Interest Period with respect thereto (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan or Credit-Linked Deposit that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan or Credit-Linked Deposit, as the case may be, over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.16. Pro Rata Treatment. Except as provided below in this Section
2.16 with respect to Swingline Loans and as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of interest and fees on the Credit-Linked Deposits, each reduction of the Revolving Credit Commitments, each reduction of the Credit-Linked Deposits and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or Credit-Linked Deposits, as the case may be). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing or Credit-Linked Deposit to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or Credit-Linked Deposit to the next higher or lower whole dollar amount.

      SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such

Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.20(e)) shall be made to the Administrative Agent at its main banking office in New York, New York. All payments hereunder and under each other Loan Document shall be made in dollars.

      (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may, at the Borrower's option, be made on the immediately preceding Business Day, and, if not so paid, the due date for such payment shall be extended to the next succeeding Business Day (and such extension of time shall in such case be included in the computation of interest or Fees, if applicable).

      SECTION 2.19. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such other Loan Party shall make (or cause to be made) such deductions and (iii) the Borrower or such other Loan Party shall pay (or cause to be paid) the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower or any other Loan Party hereunder shall pay (or cause to be paid) any Other Taxes imposed other than by deduction or withholding to the relevant Governmental Authority in accordance with applicable law.

      (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable written request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender.

      (e) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Borrower (with a copy to the Administrative Agent) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

      (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.19 shall survive the payment in full of all amounts due hereunder.

      (g) In the event that any Lender or the Administrative Agent receives a refund in respect of Indemnified Taxes or Other Taxes as to which it has been paid additional amounts by the Borrower pursuant to clause (a) of this Section or indemnified by the Borrower pursuant to clause (b) of this Section and such Lender or the Administrative Agent, as applicable, reasonably determines that such refund is attributable to such additional amounts or indemnification, then such Lender or the Administrative Agent, as applicable, shall promptly notify the Administrative Agent and the Borrower and shall within 30 Business Days after the refund is actually received remit to the Borrower an amount as such Lender or the Administrative Agent, as applicable, determines to be the proportion of the refunded amount as will leave such Lender or the Administrative Agent, as applicable, after such remittance, in no better or worse position than it would have been if the Indemnified Taxes or Other Taxes had not been imposed and the corresponding additional amounts or indemnification payment not been made. Nothing in this Section 2.19(g) shall oblige any Lender or the Administrative Agent to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit and, in particular, neither any Lender nor the Administrative Agent shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does so claim, the extent, order and manner in which it does so shall be at its absolute discretion.

      SECTION 2.20. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19 or (iv) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders to become effective (and which is approved by at least the Required Lenders), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) solely with respect to replacements of Lenders pursuant to clauses (i), (ii) or (iii) of this Section, the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.13 or notice under Section 2.14 or the amounts paid pursuant to

Section 2.19, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under
Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance.

      (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.13, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

      SECTION 2.21. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $20,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000 and not less than $1,000,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

      (b) Swingline Loans. The Borrower shall notify the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan to be made to it. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business
Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the account of the Borrower identified in such notice promptly on the date such Swingline Loan is so requested.

      (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender and to the Administrative Agent before 1:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified in the Lender Addendum delivered by the Swingline Lender. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

      (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

      (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m. (noon), New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

      SECTION 2.22. Letters of Credit. (a) General. Subject to the terms and conditions hereof, the Borrower may request the issuance of (i) a Revolving Letter of Credit at any time and from time to time prior to the date that is five Business Days prior to the termination of the Revolving Credit Commitments and (ii) a Funded Letter of Credit at any time and from time to time during the Funded Letter of Credit Availability Period, in each case for its own account or for the account of any of the Subsidiary Guarantors (in which case the Borrower and such Subsidiary Guarantor shall be co-applicants with respect to such Letter of Credit), in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. In addition, any amendment, renewal or extension of an existing Letter of Credit in accordance with the terms hereof shall be in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time acceptable to the Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, whether such Letter of Credit shall be a Funded Letter of Credit or a Revolving Letter of Credit, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Funded Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such Funded Letter of Credit, the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the Funded L/C Exposure shall not exceed the Total Credit-Linked Deposit at such time. A Revolving Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each such Revolving Letter of Credit, the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, (i) the Revolving L/C Exposure shall not exceed $50,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. If the Borrower shall fail to specify whether any requested Letter of Credit is to be a Funded Letter of Credit or a Revolving Letter of Credit, then the requested Letter of Credit shall be deemed to be a Funded Letter of Credit unless the issuance thereof would result in the Funded L/C Exposure exceeding the Total Credit-Linked Deposit at such time, in which case it shall be deemed to be a Revolving Letter of Credit, but only if the issuance of a Revolving Letter of Credit is permissible at such time as described above.

Notwithstanding the foregoing, the issuance of Funded Letters of Credit shall also be subject to the limitations set forth in Section 2.22(e) below.

      (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

      (d) Participations. By the issuance of a Revolving Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each Revolving L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      On the Closing Date, without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Funded L/C Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in each Funded Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. The aggregate purchase price for the participations of each Funded L/C Lender in Funded Letters of Credit shall equal the amount of the Credit-Linked Deposit of such Lender. Each Funded L/C Lender shall pay to the Administrative Agent its Credit-Linked Deposit in full on the Closing Date. Each Funded L/C Lender hereby absolutely and unconditionally agrees that if the Issuing Bank makes a Funded L/C Disbursement which is not reimbursed by the Borrower on the date due pursuant to Section 2.22(e), or is required to refund any reimbursement payment in respect of any Funded L/C Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the Issuing Bank for the amount of such Funded L/C Disbursement, ratably as among the Funded L/C Lenders in accordance with their Pro Rata Percentages of the Total Credit-Linked Deposit, from such Funded L/C Lender's Credit-Linked Deposit on deposit in the Credit-Linked Deposit Account. In the event the Credit-Linked Deposit Account is charged by the Administrative Agent to reimburse the Issuing Bank for an unreimbursed Funded L/C Disbursement, the Borrower shall have the right, at any time prior to the Maturity Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so charged, and such payment shall be deposited by the Administrative Agent in the Credit-Linked Deposit Account. Each Funded L/C Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Funded Letters of Credit pursuant to this paragraph is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the return of the Credit Linked Deposits, and that such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Funded L/C Lender irrevocably authorizes the Administrative Agent to apply amounts of its Credit-Linked Deposit as provided in this paragraph.

      (e) Reimbursement. Subject to the provisions of Section 2.02(f), if the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the same Business Day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

      In the event that the Borrower is required to reimburse the Issuing Bank for any Funded L/C Disbursement, for a period of 91 days following such reimbursement payment by the Borrower, the Funded L/C Exposure shall be deemed to include for all purposes hereunder (including for purposes of the issuance of any new Funded Letter of Credit during such period) the amount of such reimbursement payment until the end of such 91-day period

      (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

            (ii) any amendment or waiver of, or any consent to departure from, all or any of the provisions of any Letter of Credit or any Loan Document;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

      (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

      (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), (i) in the case of a Revolving L/C Disbursement, at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan and (ii) in the case of a Funded L/C Disbursement, at the Adjusted LIBO Rate for the Interest Period at the time in effect for the Credit-Linked Deposits plus a rate per annum equal to 2.75%.

      (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

      (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders and Funded L/C Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) and of the amount to be deposited, deposit in an account with the Collateral Agent, for the ratable benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date plus any accrued and unpaid interest and fees thereon. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders and Funded L/C Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an

Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(a), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.12(a) and no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(b), (c) or (d), the Borrower shall on the applicable date specified in Section 2.12(b), (c) or (d), deposit an amount of cash collateral pursuant to this paragraph up to the lesser of the aggregate undrawn face amount of all outstanding Funded Letters of Credit and/or Revolving Letters of Credit, as applicable, on such date and the amount of such Net Cash Proceeds being applied pursuant to Section 2.12(b), (c) or (d).

      (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

      SECTION 2.23. Credit-Linked Deposit Account. (a) The Credit-Linked Deposits shall be held by the Administrative Agent in the Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits, except as expressly set forth in
Section 2.02(f) or 2.09(b). Notwithstanding any provision in this Agreement to the contrary, the sole funding obligation of each Funded L/C Lender in respect of its participation in Funded Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit on the Closing Date.

      (b) Each of the Borrower, the Administrative Agent, the Issuing Bank and each Funded L/C Lender hereby acknowledges and agrees that each Funded L/C Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.22(d) and that the Administrative Agent has agreed to invest the Credit-Linked Deposits so as to earn a return (except during periods when such Credit-Linked Deposits, or funds advanced by the Administrative Agent against such Credit-Linked Deposits, are used to cover unreimbursed Funded L/C Disbursements, and subject to Section 2.08) for the Funded L/C Lenders equal to (i) the LIBO Rate for the Interest Period in effect for the Credit-Linked Deposits at such time (the "Benchmark LIBO Rate") minus (ii) 0.15%. Such interest will be paid to the Funded L/C Lenders by the Administrative Agent quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.05(d). In addition to the foregoing payments by the Administrative Agent, the Borrower agrees to make payments to the Funded L/C Lenders quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.05(d) (and together with the payment of such fees) in an amount equal to 0.15% on the average daily amount of the Credit-Linked Deposit during the applicable Interest Period.

      (c) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposits and no obligations with respect thereto (except for the reimbursement obligations provided in Section 2.22), it being acknowledged and agreed by the parties hereto that the making of the Credit-Linked Deposits by the Funded L/C Lenders, the provisions of this Section 2.23 and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.22(d) constitute agreements among the Administrative Agent, the Issuing Bank and each Funded L/C Lender with respect to the funding obligations of each Funded L/C Lender in respect of its participation in Funded Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

      (d) Subject to the Borrower's compliance with the cash-collateralization requirements set forth herein, the Administrative Agent shall return any remaining Credit-Linked Deposits to the Funded L/C Lenders following the occurrence of the Maturity Date.

                                  ARTICLE III.

                         Representations and Warranties

      Each of Holdings and the Borrower jointly and severally represents and warrants to the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

      SECTION 3.01. Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation,
(b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as currently proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except (i) where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification, and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrower, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, to Guarantee the Obligations as contemplated by the Guarantee and Collateral Agreement.

      SECTION 3.02. Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, or (B) any order of any Governmental Authority or arbitrator, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than Liens created under the Security Documents).

      SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

      SECTION 3.05. Financial Statements(a) . (a) The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheets of the Borrower as of the fiscal years ended December 31, 2003 and December 31, 2002 and the consolidated statements of operations, member's equity and cash flows of the Borrower for the fiscal year ended December 31, 2003 and for the period from December 14, 2002 to December 31, 2003, and (ii) the combined statements of operations, member's equity and cash flows for the Borrower's predecessor, which represented a majority of the Virginia coal operations of The Brinks Company, for the period from January 1, 2002 to December 13, 2002, in each case audited by and accompanied by the report of KPMG LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Borrower's predecessor, respectively, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries and of the Borrower's predecessor, respectively, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

      (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and statement of operations as of and for the fiscal year ended December 31, 2003, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such statement of operations, on January 1, 2003. Such pro forma financial statements (i) have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), (ii) are based on the best information available to the Borrower after due inquiry as of the date of delivery thereof, (iii) accurately reflect all adjustments required to be made to give effect to the Transactions and (iv) present fairly in all material respects on a pro forma basis the estimated consolidated financial position and results of operations of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or on January 1, 2003, as the case may be.

      SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred since December 31, 2003 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

      SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets that are material to the Borrower and the Subsidiaries taken as a whole, and each of Holdings, the Borrower and the Subsidiaries has Mining Title to all Active Operating Properties, in each case, except (i) for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (ii) any interest of a Loan Party in a leasehold that is less than fully marketable because the consent of the lessor to a future assignment has not been obtained.

      (b) Each of Holdings, the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party that are material to the Borrower and the Subsidiaries taken as a whole and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) None of Holdings, the Borrower or any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

      (d) None of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

      SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries, including each Subsidiary's exact legal name (as reflected in such Subsidiary's certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of Holdings or the Borrower (direct or indirect) therein, and identifies each Subsidiary that is a Loan Party. The shares of capital stock of the Subsidiaries that are corporations are fully paid and non-assessable and all Equity Interests indicated on Schedule 3.08 are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

      SECTION 3.09. Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Mining Law, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      (c) Permits are in effect for each Mortgaged Property as currently constructed to the extent that such permits are required by any applicable law and could reasonably be expected to be material to the business or operations of the applicable Mortgaged Property. As of the Closing Date, no certificates of occupancy for any preparation plants comprising the Mortgaged Property have been required to be obtained (but have not been obtained) under applicable law that could reasonably be expected to be material to the business or operations of the applicable Mortgaged Property.

      SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in each case, where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      (c) As of the Closing Date, each Coal Supply Agreement is in full force and effect, except to the extent that failure to be in full force and effect, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the

Loans and the Letters of Credit, Margin Stock will not constitute more than 25% of the value of the assets of Holdings, the Borrower and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

      SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans on the Closing Date to finance certain of the Transactions and to pay fees and expenses incurred in connection therewith and the proceeds of the Revolving Loans and the Swingline Loans at any time thereafter solely for working capital and general corporate purposes, including Permitted Acquisitions. The Borrower will request the issuance of Letters of Credit solely to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiary Guarantors.

      SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and each of the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. Each of Holdings, the Borrower and each of the Subsidiaries has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves. No Tax Lien has been filed, and to the knowledge of Holdings, the Borrower and each of the Subsidiaries, no claim is being asserted, with respect to any Tax. None of Holdings, the Borrower or any of the Subsidiaries (a) intends to treat the Loans or any of the transactions contemplated by any Loan Document as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4) or (b) is aware of any facts or events that would result in such treatment.

      SECTION 3.15. No Material Misstatements. Each of Holdings and the Borrower has disclosed to the Arrangers, the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (i) the Confidential Information Memorandum or (ii) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings, the Borrower or any Subsidiary to the Arrangers, the Administrative Agent or any Lender for use in connection with the transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained, contains or will contain (in each case as of the date of its delivery to the Arrangers, the Administrative Agent or any Lender) any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

      SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,500,000 the fair market value of the assets of such Benefit Plan, and the present value of all benefit liabilities of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,500,000 the fair market value of the assets of all such underfunded Benefit Plans. Neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or has any reason to believe that any such plan is unable to pay benefits when due. Neither the Borrower nor any ERISA Affiliate has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be reorganized or terminated within the meaning of Title IV of ERISA.

      SECTION 3.17. Environmental Law and Mining Law. Except as set forth in
Schedule 3.17:

      (a) All material Environmental Permits and Mining Permits that are required to have been obtained as of the date hereof by or on behalf of Holdings, the Borrower or any of the Subsidiaries for the ownership and operation of any mining operations have been obtained and remain in full force and effect or have been applied for (or renewal has been applied for) in a timely manner and are in the process of being obtained, and there are no pending judicial or regulatory proceedings by or before any Governmental Authority that could reasonably be expected to result in the denial, termination, revocation or adverse modification of any such Environmental Permit or Mining Permit.

      (b) Except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or any Mining Law, and all instances of past noncompliance have been cured, settled or resolved; (ii) has become a party to any administrative or judicial proceeding or possesses knowledge of any such proceeding that has been threatened that may result in the termination, revocation or modification of any Environmental Permit or Mining Permit; (iii) has become subject to any Environmental and

Mining Liability or possesses knowledge that any Mortgaged Property (A) is subject to any Lien imposed pursuant to any Environmental Law or Mining Law or
(B) contains Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental and Mining Liability; (iv) has received notice of any claim or threatened claim with respect to any Environmental and Mining Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding; or (v) possesses knowledge of any facts or circumstances that could form the basis for any Environmental and Mining Liability or could interfere with or prevent continued compliance with any Environmental Laws or Mining Laws by Holdings, the Borrower or the Subsidiaries.

      (c) None of Holdings, the Borrower or any of the Subsidiaries is (i) subject to any material outstanding consent decree, compliance order or administrative order or party to any ongoing litigation pursuant to an Environmental Law or Mining Law; (ii) in receipt of written notice under the citizen suit provision of any Environmental Law or Mining Law; (iii) in receipt of any material written notice, complaint or claim seeking to impose an Environmental and Mining Liability Act; (iv) in receipt of any applicable written (A) Clean Air Section 114 Notice or (B) Comprehensive Environmental Response Compensation and Liability Section 104(e) request, or potentially responsible party or "PRP" notice or any similar information request or notice under any similar state law; or (v) stores, treats or disposes any coal combustion byproducts on any Mortgaged Properties or other facility of Holdings except (A) in compliance with Environmental Law and Mining Law and (B) in a manner, condition and quantity that could not reasonably be expected to result in any material Environmental and Mining Liability.

      (d) With respect to reclamation at past or present mining operations, none of Holdings, the Borrower or any of the Subsidiaries is required pursuant to any Environmental Law or Mining Law to maintain surety bonds, letters of credit or any other form of financial assurance in an amount in excess of $100,000,000.

      (e) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. Holdings, the Borrower and the Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice. None of Holdings, the Borrower or any of the Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.

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

      SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof and
(i) in the case of the Pledged Collateral, upon the earlier of (A) when such Pledged Collateral is delivered to the Collateral Agent (to the extent such Pledged Collateral can be perfected by possession thereof) and (B) when financing statements in appropriate form are filed in the appropriate offices, which, in the case of all filings to be made on the Closing Date, are specified on Schedule 3.19(a) and (ii) in the case of all other Collateral described therein (other than Intellectual Property Collateral), when financing statements in appropriate form are filed in the appropriate offices, which, in the case of all filings to be made on the Closing Date, are specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Secured Parties in such Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior to the rights of any other person (except, in the case of all Collateral other than Pledged Collateral, with respect to Liens expressly permitted by Section 6.02).

      (b) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form are filed in the appropriate offices, which, in the case of all filings to be made on the Closing Date, are specified on Schedule 3.19(a), such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

      (c) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and proceeds thereof, and when the Mortgages are filed in the appropriate offices, which, in the case of all filings to be made on the Closing Date, are specified on Schedule 3.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02).

      SECTION 3.20. Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date all real property (a) which is an active preparation plant site or active portal site owned by Holdings, the Borrower or any of the Subsidiaries or (b)which (i) had an annual minimum royalty in excess of $100,000 during the fiscal year ended December 31, 2003, (ii) had a production royalty during the fiscal year ended December 31, 2003 in excess of

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

$500,000 or (iii) is an active preparation plant site or active portal site leased by Holdings, the Borrower or any of the Subsidiaries and, in each case, the locations thereof, and indicating for each parcel whether it is owned or leased and whether it includes mining operations. Holdings, the Borrower and the Subsidiaries have Mining Title to all the real property set forth on Schedule 3.20.

      SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. Holdings, the Borrower and the Subsidiaries have complied in all material respects with the Fair Labor Standards Act and any other applicable Federal, state, local or foreign law dealing with hours worked by and payments made to employees. All material payments due from Holdings, the Borrower or any Subsidiary, or for which any material claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound. The Borrower has delivered to the Arrangers true and correct copies of all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees.

      SECTION 3.22. Liens. There are no Liens of any nature whatsoever on any of the properties or assets of Holdings, the Borrower or any of the Subsidiaries (other than Liens expressly permitted by Section 6.02).

      SECTION 3.23. Intellectual Property. Each of Holdings, the Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.24. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan (or other extension of credit hereunder) and after giving effect to the application of the proceeds of each Loan (or other extension of credit hereunder), (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

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      SECTION 3.25. Bonding Capacity; Travelers Bonding(a) . Each Loan Party has
a sufficient mine bonding capacity to be able to replace the bonds currently in place for all its Active Operating Properties and to carry on its business as now conducted and as currently proposed to be conducted.

      (b) As of the Closing Date, (i) each of the Travelers Documents has been duly executed and delivered and is in full force and effect, and there is no default or event of default thereunder, (ii) there are no outstanding reimbursement claims owing in connection with any of the bonds outstanding under the Travelers Documents and (iii) upon issuance of Letters of Credit to Travelers as contemplated by the Travelers Documents, Travelers' Liens on the assets of the Loan Parties shall be released and none of the obligations of the Loan Parties under the Travelers Documents shall be secured by Liens on any assets of any Loan Party.

      SECTION 3.26. Permit Blockage. No Loan Party has been barred for a period in excess of 14 consecutive days from receiving surface or underground Mining Permits pursuant to the permit blockage provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. Sections 1201 et seq., and the regulations promulgated thereunder, or any corresponding state laws or regulations.

      SECTION 3.27. Coal Act; Black Lung Act. No Loan Party or any of its "related persons" (as defined in the Coal Act) has any material liability under the Coal Act. Each Loan Party is in compliance in all material respects with the Black Lung Act, and no Loan Party has any liability under the Black Lung Act except to the extent that the liability thereunder could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      SECTION 3.28. Anti-Terrorism Laws. No Loan Party or, to the knowledge of any Loan Party, any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

      (b) None of the Loan Parties, nor, to the knowledge of the Loan Parties, any Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

            (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

            (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

            (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

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            (v)   a person that is named as a "specially designated national" on the most current list published by the United States Treasury Department's Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

            (vi) a person who is affiliated or associated with a person listed above.

      (c) No Loan Party, or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                                  ARTICLE IV.

                             Conditions of Lending

      The obligations of the Lenders to make Loans, the obligations of the Issuing Bank to issue Letters of Credit and the obligations of the Funded L/C Lenders to fund their Credit-Linked Deposits hereunder are subject to the satisfaction of the following conditions:

      SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
      Section 2.21(b).

            (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

            (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

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      Each Credit Event shall be deemed to constitute a joint and several representation and warranty by each of Holdings and the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

      SECTION 4.02. First Credit Event. On the Closing Date:

            (a) The Administrative Agent shall have received, on behalf of itself, the Arrangers, the Lenders and the Issuing Bank, a favorable written opinion of (i) Bartlit Beck Herman Palenchar & Scott LLP, counsel for Holdings, the Borrower and the Subsidiaries, substantially to the effect set forth in Exhibit J, (ii) Vaughn R. Groves, General Counsel and Vice President of the Borrower, substantially to the effect set forth in Exhibit K, and (iii) each special and local counsel to Holdings, the Borrower and the Subsidiaries as the Administrative Agent may reasonably request, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Arrangers, the Lenders and the Issuing Bank and
      (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein, and Holdings, the Borrower and the Subsidiaries hereby request such counsel to deliver such opinions.

            (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (to the extent such state recognizes the legal concept of good standing); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, limited liability company agreement or limited partnership agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, in the case of the Borrower, the borrowings hereunder, in the case of each Loan Party, the granting of the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, the Guaranteeing of the Obligations as contemplated by the Guarantee and Collateral Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and
      (iv) such other documents as the Administrative Agent, the Arrangers, the Issuing Bank or the Lenders may reasonably request.

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            (c)   The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

            (d) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each of Holdings and the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party thereto, (iv) the Intellectual Property Security Agreements, executed and delivered by a duly authorized officer of each Loan Party thereto, (v) if requested by any Lender pursuant to Section 2.04, a promissory note or notes conforming to the requirements of such Section and executed and delivered by a duly authorized officer of the Borrower and (vi) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

            (e) The Collateral Agent, for the ratable benefit of the Secured Parties, shall have been granted on the Closing Date first priority perfected Liens on the Collateral (subject, in the case of all Collateral other than Pledged Collateral, only to Liens expressly permitted by
      Section 6.02) and customary Guarantees from the Subsidiary Guarantors and shall have received such other reports, documents and agreements as the Collateral Agent shall reasonably request and which are customarily delivered in connection with security interests in real property assets. The Pledged Collateral shall have been duly and validly pledged under the Guarantee and Collateral Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties, and certificates representing such Pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

            (f) The Collateral Agent shall have received a duly executed Perfection Certificate dated on or prior to the Closing Date. The Collateral Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to Holdings, the Borrower and those of the Subsidiaries that shall be Subsidiary Guarantors or shall otherwise have assets that are included in the Collateral, and such search shall reveal no Liens on any of the assets of Holdings, the Borrower or any of such Subsidiaries except, in the case of Collateral other than Pledged Collateral, for Liens expressly permitted by
      Section 6.02 and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Collateral Agent.

            (g) The Borrower shall have received not less than $175,000,000 in gross cash proceeds from the issuance of the Senior Notes in a public offering or in a Rule 144A or other private placement to one or more holders reasonably satisfactory to each of the Arrangers. The terms and conditions of the Senior Notes (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies) shall be satisfactory in all respects to each of the Arrangers.

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            (h)   After giving effect to the Transactions and the other
      transactions contemplated hereby, Holdings and its subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (i) the Loans and other extensions of credit hereunder, (ii) the Senior Notes,
      (iii) Holdings' preferred sharing ratios representing preferred membership interests having a liquidation value of $90,000,000, (iv) $7,700,000 of Capital Lease Obligations or purchase money Indebtedness, and (v) other limited Indebtedness to be agreed upon by the Borrower and the Arrangers. The terms and conditions of such preferred membership interests, Capital Lease Obligations, purchase money Indebtedness and other Indebtedness shall be reasonably satisfactory in all respects to each of the Arrangers. The Borrower shall have executed and delivered the Travelers Documents and, upon issuance to Travelers of Letters of Credit in amount of up to 50% of the availability under the Travelers Documents, all Liens of Travelers under the Borrower's existing bonding facility with Travelers shall have been terminated and released. The Existing Credit Facility shall have been repaid in full, all obligations thereunder shall have been terminated and all Liens in respect thereof shall have been released pursuant to documentation reasonably satisfactory to each of the Arrangers.

            (i) The Arrangers shall have received (i) the financial statements described in Section 3.05 and (ii) GAAP unaudited consolidated balance sheets and related statements of operations, member's equity and cash flows of the Borrower for (A) each subsequent fiscal quarter ended 45 days before the Closing Date and (B) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Arrangers as described above and ended 45 days before the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Arrangers.

            (j) Each of the Arrangers shall be satisfied that the Borrower's pro forma Consolidated EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such pro forma Consolidated EBITDA, "Pro Forma EBITDA") shall not be less than $66,000,000.

            (k) Each of the Arrangers shall be satisfied that the Borrower's ratio of Total Debt on the Closing Date to Pro Forma EBITDA shall be no more than 3.4 to 1.0.

            (l) The Arrangers shall have received a certificate from the chief financial officer of the Borrower certifying that Holdings, the Borrower and each of the Subsidiary Guarantors, after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

            (m) All requisite Governmental Authorities and, except as set forth on Schedule 4.02(m), third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain,

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

      prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (n) The Arrangers shall have received, at least 10 Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

                                   ARTICLE V.

                              Affirmative Covenants

      Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full and all Credit-Linked Deposits have been returned to the Funded L/C Lenders, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

      SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; comply with the terms of, and enforce its rights under, each material lease of real property and each other material agreement (including each material Coal Supply Agreement) so as to not permit any material uncured default on its part to exist thereunder; maintain at all times available coal reserves, or the rights to acquire coal from third parties, sufficient to fulfill its requirements under existing Coal Supply Agreements; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (normal wear and tear excepted) in accordance with the general practice of other businesses of similar size and character and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

      SECTION 5.02. Insurance. Keep its insurable properties adequately insured (with customary deductibles) at all times by financially sound and reputable insurers, including self-insurance covering workers' compensation and black lung obligations in accordance with customary industry practices; provided that the Borrower and the Subsidiaries maintain supplemental insurance coverage for any per claim loss over $1,000,000; maintain such other

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insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law; and maintain such other insurance as otherwise required by the Security Documents (and comply with all covenants in the Security Documents with respect thereto).

      SECTION 5.03. Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, in each case, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves, if any, as shall be required with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

      SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent for distribution to each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, member's equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by a report of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, member's equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with

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      GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its internal monthly management reports showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year;

            (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
      (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11 and 6.12;

            (e) promptly after the same is approved by the board of directors of Holdings (and in any event not later than the last Business Day of the fiscal year of the Borrower immediately prior to the fiscal year for which it is applicable), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

            (g) promptly after the receipt thereof by Holdings, the Borrower or any of the Subsidiaries, a copy of any "management letter" (whether in final or draft form) received by any such person from its certified public accountants and the management's response thereto; and

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, including with respect to the Patriot Act, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender written notice of each of the following promptly after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof:

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            (a)   any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

            (c) the occurrence of any ERISA Event described in clause (b) of the definition thereof or any other ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

            (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 5.06. Information Regarding Collateral. (a) Furnish to each of the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Holdings and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise and all other actions have been taken that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Holdings and the Borrower also agrees promptly to notify each of the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

      (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to
Section I of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

      SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings or the Borrower, as the case may be, or any of its subsidiaries at

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reasonable times during normal business hours following reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings or the Borrower, as the case may be, or any of its subsidiaries with the officers thereof and independent accountants therefor; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions if available at such time.

      (b) At its election, the Administrative Agent or any Lender may, at its own cost and expense, retain an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or facility of any Loan Party. Each of Holdings and the Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent or such Lender to have full access to each property or facility at reasonable times during normal business hours and after reasonable notice to the Borrower of the plans to conduct such an environmental assessment.

      (c) In the event that the Administrative Agent or any Lender shall have reason to believe that (i) Hazardous Materials have been Released or are threatened to be Released on or from any Mortgaged Property or other facility of Holdings, (ii) the Borrower or the Subsidiaries or that any such property or facility is not being operated in compliance with applicable Environmental Law or Mining Law or (iii) reclamation is required pursuant to any Mining Law, the Administrative Agent may, at its election and after reasonable written notice to the Borrower, retain an independent engineer or other qualified environmental consultant to evaluate whether Hazardous Materials are present in the soil, groundwater, or surface water at such Mortgaged Property or facility or whether the facilities or properties are being operated and maintained in compliance with applicable Environmental Laws or whether such reclamation is being conducted in compliance with Mining Law. Such assessments may include detailed inspections of the Mortgaged Property or facility, including any and all mining locations, storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses as are necessary. The scope of any such assessments under this paragraph shall be determined in the sole discretion of the Administrative Agent. Each of Holdings and the Borrower shall, and shall cause each of the Subsidiaries to, promptly cooperate in the performance of any such assessment and permit any such engineer or consultant designated by the Administrative Agent to have full and unrestricted access to each property or facility at reasonable times during normal business hours and after reasonable notice to the Borrower of the plans to conduct such an assessment. All assessments conducted pursuant to this paragraph shall be at the Borrower's sole cost and expense.

      SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

      SECTION 5.09. Additional Collateral, etc. (a) With respect to any Collateral acquired after the Closing Date or, in the case of inventory or equipment, any material Collateral moved after the Closing Date by the Borrower or any other Loan Party (other than any Collateral described in paragraphs (b), (c) or (d) of this Section) as to which the Collateral Agent, for the

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benefit of the Secured Parties, does not have a first priority perfected security interest, promptly (and, in any event, within 10 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral, including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent.

      (b) With respect to any fee interest in any Collateral consisting of real property which is an active prep plant site or active mine site or any lease of Collateral consisting of real property which has an annual minimum royalty in excess of $100,000, had an annual production royalty in excess of $500,000 in the immediately preceding fiscal year or is an active prep plant site or active portal site acquired or leased after the Closing Date by the Borrower or any other Loan Party, promptly (and, in any event, within 10 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) if requested by the Administrative Agent, use commercially reasonable efforts to provide the Secured Parties with any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent or the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the due authorization, execution, delivery and enforceability of such Mortgage, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent and (iv) deliver to the Administrative Agent a notice identifying the consultant's reports, environmental site assessments or other documents relied upon by the Borrower or any other Loan Party to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental and Mining Liability.

      (c) With respect to any Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary at any time after the Closing Date) by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Equity Interests in such new Subsidiary that are owned by the Borrower or any of the Subsidiaries, (ii) deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and

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Collateral Agreement (and provide Guarantees of the Obligations) and the
Intellectual Property Security Agreements and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

      (d) With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 66% of the total outstanding voting Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent thereon and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

      SECTION 5.10. Further Assurances. From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each of Holdings and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other

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documents and papers that the Administrative Agent, the Collateral Agent or such
Lender may be required to obtain from Holdings, the Borrower or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

      SECTION 5.11. Maintenance of a Rating. Maintain at all times a rating of the facility provided hereunder with Moody's and S&P.

      SECTION 5.12. Environmental and Mining Laws, Etc. Comply, and take all commercially reasonably actions to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply, in all material respects with all applicable Environmental Laws and Mining Laws, and obtain, comply in all material respects with and maintain in full force any and all Environmental Permits and Mining Permits applicable to any of them, in each case, to the extent noncompliance could reasonably be expected to result in a Material Adverse Effect.

      (b) Conduct and complete (i) all investigations, studies, sampling and testing and (ii) all reclamation, remedial, removal or other actions, in each case, required under applicable Environmental Laws and Mining Laws and promptly comply in all respects with all lawful orders and directives of all Government Authorities regarding applicable Environmental Laws and Mining Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency thereof could not be reasonably expected to result in a Material Adverse Effect.

      (c) Promptly take all commercially reasonable actions necessary to (i) cure any material Environmental and Mining Liability, including the performance of any remediation or reclamation as may be necessary and (ii) ensure that there shall be no Releases of Hazardous Materials in, on, under or from any Mortgaged Property or other facility of the Borrower that could be reasonably expected to result in a material Environmental and Mining Liability.

      (d) Deliver to the Administrative Agent as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, and all written communications, with respect to any Environmental and Mining Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI.

                               Negative Covenants

      Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full and all Credit-Linked Deposits have been returned to the Funded L/C Lenders, neither Holdings nor the Borrower will, nor will it cause or permit any of the Subsidiaries to:

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      SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any
Indebtedness, except:

            (a)   Indebtedness existing on the date hereof and set forth in
      Schedule 6.01 and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

            (b)   Indebtedness created hereunder and under the other Loan
      Documents;

            (c) unsecured intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(a) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

            (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) such original Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $20,000,000 at any time outstanding;

            (e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not exceeding $20,000,000 at any time outstanding;

            (f) Indebtedness of the Borrower under the Senior Notes and Indebtedness of the Subsidiary Guarantors under any Guarantees in respect of the Senior Notes and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

            (g) Indebtedness of any person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such persons becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) immediately before and after such person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(g) shall not exceed $10,000,000 at any time outstanding;

            (h) Indebtedness under performance, surety, indemnity or reclamation bonds, or any similar financial assurance obligations under Mining Law or Environmental Law, or with respect to workers' compensation benefits, in each case incurred in the ordinary course of business;

            (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is promptly covered by the Borrower or any Subsidiary;

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            (j)   Guarantees of obligations of contractors and suppliers to the
      Borrower or any of the Subsidiaries or of persons who are not Affiliates of the Borrower and with whom the Borrower has an existing business relationship in support of financing and bonding arrangements for such contractors or suppliers or such other persons in connection with such business relationship; provided that the obligations of Holdings, the Borrower or any of the Subsidiaries pursuant to this Section 6.01(j) shall not exceed $10,000,000 at any time outstanding;

            (k) Indebtedness arising from agreements of the Borrower or the Subsidiaries providing for customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of assets or Equity Interests otherwise permitted pursuant to this Agreement; and

            (l) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

      SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings, extensions, renewals and replacements thereof permitted hereunder;

            (b)   any Lien created under the Loan Documents;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

            (d) Liens for taxes, assessments or similar charges not yet due or which are being contested in compliance with Section 5.03;

            (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable for a period of more than 30 days or which are being contested in compliance with Section 5.03;

            (f) pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security laws or regulations;

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            (g)   deposits to secure the performance of bids, tenders, trade contracts (other than for Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, indemnity, reclamation and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries or the ability of the Borrower or any of the Subsidiaries to utilize such property for its intended purpose;

            (i) purchase money security interests in real property, improvements thereto or other fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

            (j) judgment Liens securing judgments not constituting an Event of Default under Article VII;

            (k) any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased, and any Liens arising from precautionary UCC financing statement filings in respect of operating leases entered into in the ordinary course of business;

            (l) Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker's liens; provided that (i) the applicable deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or the Subsidiaries in excess of those set forth in regulations promulgated by the Board and (ii) the applicable deposit account is not intended by the Borrower or any of the Subsidiaries to provide collateral or security to the applicable depositary institution or any other person;

            (m) any nonexclusive license or sublicense of intellectual property granted in the ordinary course of business;

            (n) Liens in the nature of dedication of reserves under Coal Supply Agreements consistent with normal practices in the mining industry; and

            (o) Liens not otherwise permitted by this Section 6.02 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the

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      aggregate fair market value of the assets subject thereto exceeds
      $5,000,000 at any one time.

      SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections
6.01 and 6.02, respectively.

      SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other person (all of the foregoing, "Investments"), except:

            (a) (i) Investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional Investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitation referred to in Section 5.09(d) in the case of any Excluded Foreign Subsidiary), (B) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Subsidiary Guarantors shall not exceed at any time outstanding the greater of (x) $3,000,000 and (y) 1% of the Total Assets of the Borrower and its Subsidiaries at any time (net of dividends and any other distributions paid in respect thereof) and
      (C) if such Investment shall be in the form of a loan or advance, such loan or advance shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and, if such loan or advance shall be made by a Loan Party, it shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement;

            (b)   Permitted Investments;

            (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers and contractors, in each case in the ordinary course of business;

            (d) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees;

            (e)   Permitted Acquisitions;

            (f)   Investments existing on the date hereof and set forth on
      Schedule 6.04 and, in the case of any such Investments representing a loan or advance, extensions, renewals, modifications, restatements or replacements thereof; provided that no such

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      extension, renewal, modification, restatement or replacement shall increase the amount of the original loan or advance set forth on such Schedule;

            (g)   extensions of trade credit in the ordinary course of business;

            (h) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

            (i) intercompany loans and advances to Holdings to the extent that the Borrower may pay dividends to Holdings pursuant to Section 6.06 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.06 and (ii) shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

            (j)   Hedging Agreements permitted under Section 6.08(c);

            (k) advances made in the form of prepaid rent, security deposits or progress payments made in the ordinary course of business;

            (l) Investments in the form of Guarantees permitted under Section 6.01;

            (m) Investments required in connection with Alpha Terminal Company, LLC's partnership interest in Dominion Terminal Associates, so long as the aggregate amount invested, loaned or advanced pursuant to this clause (m) does not exceed $8,000,000 in any fiscal year, with any unused amount for any fiscal year being carried forward to the immediately succeeding fiscal year (it being understood and agreed that no such amount may be carried forward beyond the fiscal year immediately succeeding the fiscal year in which it arose);

            (n) Investments in membership interests in Holdings or in Alpha Coal Management, LLC, purchased and repurchased from time to time by the Borrower pursuant to the Management Incentive Program, subject to the limitations on such purchases and repurchases set forth in Section 6.06; and

            (o)   in addition to Investments permitted by paragraphs (a) through
      (n) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (o) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $15,000,000 in the aggregate.

      SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or liquidate or dissolve, or sell, transfer, lease, issue or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all of the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person or of a division of such other person, except

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that this Section 6.05(a) shall not prohibit: (i) Excluded Asset Sales and (ii)
if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (x) the merger or consolidation of any wholly owned Subsidiary into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (y) the merger or consolidation of any wholly owned Subsidiary into or with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary), and (z) Permitted Acquisitions and other Investments by the Borrower or any Subsidiary that are expressly permitted pursuant to Section 6.04.

      (b)   Engage in any Asset Sale not otherwise prohibited under paragraph
(a) above unless (i) such Asset Sale (other than a Permitted Asset Swap) is for consideration at least 75% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, (iii) the fair market value of all assets (other than equipment sold in the ordinary course of business which is covered by clause (iv) below) sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (A) $15,000,000 in any fiscal year or (B) $45,000,000 in the aggregate and (iv) the fair market value of all equipment sold, transferred, leased or disposed of pursuant to this paragraph (b) in the ordinary course of business shall not exceed $3,000,000 in any fiscal year, with any unused amount for any fiscal year being carried forward to the immediately succeeding fiscal year (it being understood and agreed that no such amount may be carried forward beyond the fiscal year immediately succeeding the fiscal year in which it arose).

      SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or may make distributions to Holdings so that Holdings may, repurchase its Equity Interests or Equity Interests of Alpha Coal Management, LLC owned by employees of Holdings, the Borrower or the Subsidiaries or make payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans (including the Management Incentive Program) or in connection with the death or disability of such employees in an aggregate amount not to exceed $500,000 in any fiscal year, (iii) the Borrower may make Restricted Payments to Holdings (x) in an amount not to exceed, when taken together with the aggregate amount of all loans or advances made pursuant to Section 6.04(i) for such purpose, $1,000,000 in any fiscal year to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (y) in an amount equal to the Tax Amount; (iv) the Borrower may make Restricted Payments to Holdings sufficient for Holdings to pay the Closing Date Distribution; and (v) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, the

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

Borrower may make Restricted Payments to Holdings in an aggregate amount not to exceed $5,000,000 in any fiscal year, and Holdings may, in turn, make such Restricted Payments to its equity holders so long as the Leverage Ratio would be
1.50 to 1.00 or less as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by
Section 5.04(a) or 5.04(b) were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period.

      (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary that is not a Loan Party by the terms of any Indebtedness of such Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by the Senior Note Documents as in effect on the date hereof and (F) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      SECTION 6.07. Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) Restricted Payments may be made to the extent provided in Section 6.06, (c) fees may be paid to First Reserve or any of its Affiliates in an aggregate amount not to exceed $200,000 in any fiscal year plus all out-of-pocket costs and expenses incurred by First Reserve or any such Affiliate, in each case in connection with their performance of management, consulting, monitoring, financial advisory or other services with respect to the Borrower and the Subsidiaries and (d) the following transactions shall be permitted, in each case so long as such transactions are in the ordinary course of business: (x) reasonable fees and expenses may be paid to directors of Holdings, (y) Holdings, the Borrower and the Subsidiaries may enter into employment arrangements with their respective directors, officers and employees and pay compensation in connection therewith and (z) Holdings, the Borrower and the Subsidiaries may make customary payments to their respective directors and officers in respect of indemnification of such persons in such respective capacities from and against liabilities, losses, penalties, judgments, suits, costs

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

and expenses, as the case may be, pursuant to their respective constituent documents, indemnity arrangements or applicable law.

      SECTION 6.08. Business of Holdings, the Borrower and Subsidiaries; Limitation on Hedging Agreements. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than (i) its ownership of the Equity Interests in the Borrower and liabilities incidental thereto, including its liabilities pursuant to the Loan Documents, (ii) its obligations to holders of its Equity Interests, including its obligations pursuant to the Holdings Limited Liability Company Agreement and the Holdings Member Agreement, (iii) paying any taxes required by law and (iv) holding directors and members meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

      (b) With respect to the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business conducted by it as of the Closing Date and business activities reasonably incidental thereto.

      (c) Enter into any Hedging Agreement other than (a) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or (b) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculative purposes.

      SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor (excluding increases in the amount of such Indebtedness to the extent permitted to be incurred pursuant to Section 6.01) or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders. Permit any waiver, supplement, modification or amendment of any of the documentation governing, evidencing or otherwise relating to Alpha Terminal Company, LLC's partnership interest in Dominion Terminal Associates if the effect of such waiver, supplement, modification or amendment would materially increase the obligations of Alpha Terminal Company, LLC or any of its Affiliates with respect thereto.

      (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Material Indebtedness, except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01 and (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, or (ii) pay in cash any amount in

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

respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

      SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Period                                                     Amount
------                                                     ------
Closing Date through December 31, 2004                   $80,000,000
Any fiscal year thereafter                               $80,000,000

The amount of permitted Capital Expenditures set forth above shall be increased (but not decreased) by (a) in the case of the fiscal year ending on December 31, 2005, 25% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year, or, in the case of any fiscal year thereafter, 50% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year, less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.

      SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter beginning with the fiscal quarter ending September 30, 2004 to be less than 2.50 to 1.00.

      SECTION 6.12. Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such quarter below:

Fiscal Quarter Ending                                                               Ratio
---------------------                                                               -----
September 30, 2004                                                               3.85 to 1.00
December 31, 2004                                                                3.75 to 1.00
March 31, 2005                                                                   3.50 to 1.00
June 30, 2005                                                                    3.50 to 1.00
September 30, 2005                                                               3.25 to 1.00
December 31, 2005                                                                3.25 to 1.00
March 31, 2006                                                                   3.15 to 1.00
June 30, 2006                                                                    3.15 to 1.00
September 30, 2006                                                               3.15 to 1.00
December 31, 2006                                                                3.15 to 1.00
March 31, 2007 and thereafter                                                    3.00 to 1.00

      SECTION 6.13. Fiscal Year. With respect to Holdings or the Borrower, change its fiscal year-end to a date other than December 31.

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

                                  ARTICLE VII.

                                Events of Default

         In case of the happening of any of the following events ("Events of Default"):

      (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

      (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05 or 5.08 or in Article VI;

      (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days;

      (f) (i) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (B) any Material Lease unless the counterparty or counterparties with respect to such Material Lease shall (x) notify Holdings, the Borrower or any Subsidiary of the occurrence of such event or condition described in this clause (ii) and request that Holdings, the Borrower or any Subsidiary cure the same, (y) cause the Indebtedness with respect to such Material Lease to become due, or to require the prepayment, repurchase,

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

redemption or defeasance thereof, prior to its scheduled maturity or (z) terminate or take steps to terminate such Material Lease.

      (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (excluding therefrom any amount covered by insurance as to which the applicable insurer has acknowledged in writing its obligation to cover) or other judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

      (j) an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

      (k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny that it has any further liability under its Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

      (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any material Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Equity Interests pledged under the Guarantee and Collateral Agreement; or

      (m) there shall have occurred a Change in Control; then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken:
(i) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, terminate forthwith the Revolving Credit Commitments and the Swingline Commitment and (ii) the Administrative Agent may, and at the request of the Required Lenders shall, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Revolving Credit Commitments and the Swingline Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.

                                 ARTICLE VIII.

                          The Agents and the Arrangers

      Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents

(including releases and the Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

      Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or any of their respective Affiliates as if it were not an Agent hereunder.

      No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent or the Collateral Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as any Agent or any of its Affiliates in any capacity. The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings, the Borrower or any of the Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

      Each of the Arrangers, the Syndication Agent and the Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

      Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers, the Syndication Agent, the Documentation Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers, the Syndication Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

      To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

                                  ARTICLE IX.

                                 Miscellaneous

      SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

            (a) if to Holdings or the Borrower, to it at 406 West Main Street, Abingdon, Virginia 24212, Attention of General Counsel (Fax No. (276) 628-3116), with a copy to Bartlit Beck Herman Palenchar & Scott LLP, 1899 Wynkoop Street, Denver, Colorado 80202, Attention of Polly S. Swartzfager (Fax No. (303) 592-3140);

            (b) if to the Administrative Agent, to Citicorp North America, Inc., Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Heather Puchalski (Fax No. (212) 994-0961);

            (c) if to the Collateral Agent, to Citicorp North America, Inc., 388 Greenwich Street, 21st Floor, New York, New York 10013, Attention of Daniel J. Miller (Fax No. (212) 816-8051); and

            (d) if to a Lender, to it at its address (or fax number) set forth in the Lender Addendum or the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

      SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings or the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans, the funding of the Credit-Linked Deposits and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit or Credit-Linked Deposit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the

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consummation of the Transactions and the other transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the return or application of the Credit-Linked Deposits, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arrangers, any Lender or the Issuing Bank.

      SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

      SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may, at its own cost, assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and the Credit-Linked Deposits at the time held by it); provided, however, that
(i) each of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) other than any assignment to an Affiliate of a Lender; provided that the consent of the Borrower shall not be required to any such assignment during the continuance of any Default or in connection with the initial syndication of the facility provided for hereunder,
(ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent, which shall initially be the settlement system of ClearPar, LLC, or (B) manually executed and delivered and, in each case, accompanied by a processing and recordation fee of $3,500) and (iv) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party

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hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15,
2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid). Without the consent of the Borrower (which consent shall not be unreasonably withheld) and the Administrative Agent, the Credit-Linked Deposit of any Funded L/C Lender shall not be released in connection with any assignment by such Funded L/C Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.22(d) to satisfy such assignee's obligations in respect of Funded L/C Disbursements.

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans and its Credit-Linked Deposits, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Arrangers, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the

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Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and the written consent of the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

      (f) Each Lender may, at its own cost, without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and the Credit-Linked Deposits at the time held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or the Credit Linked-Deposits, increasing or extending the Commitments or releasing any material Guarantor or all or substantially all of the Collateral).

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

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      (i)   Notwithstanding anything to the contrary contained herein, any
Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

      (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

      SECTION 9.05. Expenses; Indemnity. (a) Holdings and the Borrower agree, jointly and severally, to pay all out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans or Credit Linked-Deposits made or Letters of Credit issued hereunder, including in each case the fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Arrangers and the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, disbursements and other charges of any counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or any Lender.

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      (b)   Holdings and the Borrower agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Credit Linked-Deposits or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental and Mining Liability related in any way to Holdings, the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Credit-Linked Deposits and unused Commitments at the time.

      (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the other transactions contemplated hereby, any Loan, Credit-Linked Deposit or Letter of Credit or the use of the proceeds thereof.

      (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions or the other transactions contemplated hereby, the repayment of any of the Loans, the return or application of any of the Credit-Linked Deposits, the expiration of the

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Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, any Lender or the Issuing Bank. All amounts due under this Section
9.05 shall be payable on written demand therefor.

      SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle Holdings or the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the

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Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement or extend the date on which the Credit-Linked Deposits are required to be returned in full, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, Credit-Linked Deposit or L/C Disbursement, or decrease, or extend the date for payment of, any Fees of any Lender, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(j), the provisions of this Section or the definition of the term "Required Lenders," or release any material Guarantor, without the prior written consent of each Lender, (iv) release all or substantially all of the Collateral without the prior written consent of each Lender; (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans or Credit-Linked Deposits of one Class differently from the rights of Lenders holding Loans or Credit-Linked Deposits of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans, Credit-Linked Deposits and/or unused Commitments of each adversely affected Class (it being understood that this clause (vi) shall not affect the amendment requirements with respect to the matters set forth in the preceding clauses (i) through (v) with respect to the matters discussed therein); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as applicable.

      SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or Credit-Linked Deposit or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder

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(including any Affiliate of the Issuing Bank that issues any Letter of Credit)
and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank and the Lenders ) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement or of a Lender Addendum by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 9.14. Headings. Article and Section headings and the Table of Contents used are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. Jurisdiction; Consent to Service of Process(a) . (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be

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heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Holdings or the Borrower or its properties in the courts of any jurisdiction.

      (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder,
(e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of Holdings or the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16; provided that in the case of clauses (c) and (d), the Administrative Agent, the Collateral Agent, the Issuing Bank or any such Lender, as the case may be, shall use reasonable efforts to give prior notice to the Borrower of such proposed disclosure. For the purposes of this Section, "Information" shall mean all information received from Holdings, the Borrower or any Subsidiary that is related to Holdings, the Borrower or the Subsidiaries or their respective businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by Holdings or the Borrower; provided that, in the case of Information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time

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of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan
Parties, the Lenders, the Arrangers or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents.

      SECTION 9.17. Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ANR HOLDINGS, LLC

                                        By: /s/ Vaughn R. Groves
                                            Name: Vaughn R. Groves
                                            Title: Vice President

                                        ALPHA NATURAL RESOURCES, LLC

                                        By: /s/ Vaughn R. Groves
                                            Name: Vaughn R. Groves
                                            Title: Vice President

                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands Branch,
                                        as Joint Bookrunner, Joint Lead
                                        Arranger and Syndication Agent

                                        By: /s/ Joseph Adipietro
                                            Name: Joseph Adipietro
                                            Title: Director

                                        By: /s/ Joshua Parrish
                                            Name: Joshua Parrish
                                            Title: Associate

                                        UBS SECURITIES LLC, as Joint Bookrunner,
                                        Joint Lead Arranger and
                                        Documentation Agent

                                        By: /s/ Oliver O. Trumbo
                                            Name: Oliver O. Trumbo
                                            Title: Director

                                        /s/ Thomas J.W. Archie
                                            Name: Thomas J.W. Archie
                                            Title: Director

                                        CITICORP NORTH AMERICA, INC., as
                                        Administrative Agent, Collateral Agent,
                                        Issuing Bank and Swingline Lender

                                        By: /s/ Daniel J. Miller
                                            Name: Daniel J. Miller
                                            Title: Vice President

                                        CITIGROUP GLOBAL MARKETS INC.,
                                        as Joint Lead Arranger

                                        By: /s/ Wajeeh Faheem
                                            Name: Wajeeh Faheem
                                            Title: Director